                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
   (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.sec.240.14a-11(c) or 240.14a-12

                        PACIFICARE HEALTH SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5)  Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

--------------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3)  Filing Party:

--------------------------------------------------------------------------------

     (4)  Date Filed:

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

[PACIFICARE LOGO]
                                                          3120 Lake Center Drive
                                                     Santa Ana, California 92704

                                                                    May 23, 2001

DEAR FELLOW STOCKHOLDERS:

We cordially invite you to attend our 2001 Annual Meeting of Stockholders. The meeting will be held on Thursday, June 21, 2001 at 10:00 a.m. at the PacifiCare Learning and Conference Center, 3515 Harbor Boulevard, Costa Mesa, California.

At the meeting we will:

-  elect two directors,

-  approve an amended directors stock plan, and

-  transact other business properly coming before the meeting.

We will also report on our performance in 2000 and answer your questions.

We hope you can attend the meeting. However, if you will not be able to join us, we urge you to exercise your right as a stockholder and vote. The vote of every stockholder is important, and we appreciate your prompt completion, signature and return of the proxy card in the enclosed envelope which requires no postage.

Sincerely,

/s/ DAVID A REED                                          /s/ HOWARD G. PHANSTIEL
David A. Reed                                             Howard G. Phanstiel
Chairman of the Board                                     President and Chief Executive Officer

                 NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS

The 2001 Annual Meeting of Stockholders of PacifiCare Health Systems, Inc. will be held on Thursday, June 21, 2000 at 10:00 a.m. at the PacifiCare Health Systems Learning and Conference Center, 3515 Harbor Boulevard, Costa Mesa, California, to conduct the following items of business:

     (1)  Elect two directors for three-year terms,

     (2) Approve the Amended and Restated 2000 Non-Employee Directors Stock Plan, and

     (3)  Transact other business properly coming before the meeting.

Stockholders who owned shares of our stock at the close of business on April 27, 2001 are entitled to attend and vote at the meeting. A complete list of these stockholders will be available at our principal executive offices at 3120 Lake Center Drive, Santa Ana, California 92704, prior to the meeting.

By Order of the Board of Directors,

/s/ HOWARD G. PHANSTIEL
Howard G. Phanstiel
President and
Chief Executive Officer

                         NOTICE TO PARTICIPANTS IN THE
                        PACIFICARE HEALTH SYSTEMS, INC.
                        SAVINGS AND PROFIT-SHARING PLAN

Ladies and Gentlemen:

The 2001 Annual Meeting of Stockholders will be held on Thursday, June 21, 2001 at 10:00 a.m. at the PacifiCare Health Systems Learning and Conference Center, 3515 Harbor Boulevard, Costa Mesa, California 92626. The stockholders will be asked to consider and vote on the following items of business:

     (1)  Elect two directors for three-year terms,

     (2) Approve the Amended and Restated 2000 Non-Employee Directors Stock Plan, and

     (3)  Transact other business properly coming before the meeting.

As a participant in the PacifiCare Health Systems, Inc. Savings and Profit-Sharing Plan, or 401(k) Plan, you have certain voting rights in PacifiCare's common stock. The proxy statement is being mailed to 401(k) Plan participants who have rights in PacifiCare's common stock as of the close of business on April 27, 2001.

Wells Fargo Bank is the Trustee of the 401(k) Plan and holds all shares of PacifiCare's common stock allocated to the Plan. The 401(k) Plan requires the Trustee to solicit voting instructions from you and to vote your shares of common stock in accordance with your instructions. Under the 401(k) Plan, you are designated as a "named fiduciary" for voting purposes and as a named fiduciary, you are entitled to instruct the Trustee as to how to vote all shares of PacifiCare common stock allocated to your Plan account.

You should understand that by signing and returning the enclosed Voting Instruction Card, you are accepting the designation as a named fiduciary of the 401(k) Plan. Accordingly, you should exercise your voting rights prudently.

CONFIDENTIAL INSTRUCTIONS

The attached proxy statement provides you with the biographies of the two Director nominees. For your information, as explained in the attached proxy statement, the Board of Directors recommends a vote for these two nominees.

The proxy also provides a summary of the Amended and Restated 2000 Non-Employee Directors Stock Plan. The Board also recommends a vote to approve this amended plan.

The Trustee, however, makes no recommendation with respect to your voting decisions.

In your complete discretion, you may follow PacifiCare's Board of Directors' recommendations or you may vote differently on any or all issues.

As provided in the 401(k) Plan, your voting instructions will be kept confidential and will not be disclosed by the Trustee to any person, except as may be necessary to tabulate your voting instructions.

HOW THE VOTES ARE COUNTED

If the Trustee receives a voting instruction card from you on time or you provide voting instructions by telephone, it will vote the shares of common stock allocated to your plan account as you instruct. If the Trustee does not receive a voting instruction card from you on time, the Trustee will vote the shares of common stock allocated to your plan account in accordance with the instructions of the other participants who provide timely voting instructions to the Trustee. If you sign and timely return a voting instruction card without indicating a vote, the Trustee will vote the shares of common stock allocated to your plan account in accordance with PacifiCare's Board of Directors' recommendations listed above.

COMPLETE YOUR VOTING

Mellon Investor Services has been asked to receive and tabulate your voting instructions on behalf of the Trustee. For your voting instructions to the Trustee to be effective, you must complete, sign and date the accompanying voting instruction card and return it to Mellon Investor Services in the enclosed pre-addressed envelope that requires no postage or provide voting instructions by telephone. Your voting instructions (either by instruction card or telephone) must be received no later than the close of business on June 18, 2001. Your prompt cooperation is greatly appreciated.

WELLS FARGO BANK (Trustee)                                          May 23, 2001

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
PROXY STATEMENT.............................................    1
  Questions and Answers.....................................    2
  Proposals To Be Voted On..................................    5
  The Board of Directors....................................    6
  Board and Committee Meetings..............................    9
  Director Compensation.....................................   10
  Principal Stockholders....................................   12
  Performance Graph.........................................   13
  Summary Compensation Table................................   14
  Option Grants.............................................   17
  Options Exercised.........................................   18
  Compensation Committee Report.............................   19
  Audit Committee Report....................................   23
  Executive Officers........................................   24
  Other Information.........................................   27
     Certain Relationships and Related Transactions.........   27
     Section 16(a) Beneficial Ownership Reporting
      Compliance............................................   28
     Independent Certified Public Accountants...............   28
     Other Matters to Come Before the Annual Meeting........   28
     Stockholder Proposals..................................   28
     Costs of Proxy Solicitation............................   28
     Incorporation by Reference.............................   29
APPENDIX A -- EMPLOYMENT AND SEVERANCE AGREEMENTS...........   30
APPENDIX B -- DESCRIPTION OF THE AMENDED AND RESTATED
  2000 NON-EMPLOYEE DIRECTORS STOCK PLAN....................   32
APPENDIX C -- AUDIT COMMITTEE CHARTER.......................   35
EXHIBIT 1 -- AMENDED AND RESTATED 2000 NON-EMPLOYEE
  DIRECTORS STOCK PLAN......................................  E-1

                                PROXY STATEMENT

As a stockholder of PacifiCare Health Systems, Inc., you have a right to vote on certain matters affecting the company. This proxy statement discusses the proposals you are voting on this year. Please read it carefully because it contains important information for you to consider when deciding how to vote. Your vote is important.

In this proxy statement, we refer to PacifiCare Health Systems, Inc. as "PacifiCare." We also refer to this proxy statement, the proxy card and our 2000 annual report as the "proxy materials."

The Board of Directors is sending proxy materials to you and all other stockholders on or about May 23, 2001. The Board is asking you to vote your shares by completing, signing and returning the proxy card.

This proxy statement includes summary information on PacifiCare's financial performance. This information is historical and is not predictive of future results.

                             QUESTIONS AND ANSWERS

WHO CAN VOTE AT THE ANNUAL MEETING?
Stockholders who owned PacifiCare common stock on April 27, 2001 may attend and vote at the annual meeting. Each share is entitled to one vote. There were 33,657,200 shares of PacifiCare common stock outstanding on April 27, 2001.

WHAT IS IN THIS PROXY STATEMENT?
This proxy statement describes the proposals on which we would like you, as a stockholder, to vote. It also gives you information on the proposals, as well as other information, so that you can make an informed decision.

WHAT IS THE PROXY CARD?
The proxy card enables you to appoint David A. Reed and Howard G. Phanstiel as your representatives at the annual meeting. By completing, signing and returning the proxy card, you are authorizing Mr. Reed and Mr. Phanstiel to vote your shares at the meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy card before the meeting date just in case your plans change.

WHAT AM I VOTING ON?
We are asking you to vote on:

-  the election of two directors for a term of three years, and
- a proposal to approve the Amended and Restated 2000 Non-Employee Directors Stock Plan.

The section appearing later entitled "Proposals To Be Voted On" gives you more information on the director nominees and the Amended and Restated 2000 Non-Employee Directors Stock Plan.

HOW DO I VOTE?
You may vote by mail. You do this by completing and signing your proxy card and mailing it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted:

-  as you instruct, and
- according to the best judgment of Mr. Reed and Mr. Phanstiel, if a proposal comes up for a vote at the meeting that is not on the proxy card.

If you do not mark your voting instructions on the proxy card, your shares will be voted:

-  for the two named nominees for directors,
- for approval of the Amended and Restated 2000 Non-Employee Directors Stock Plan, and
- according to the best judgment of Mr. Reed and Mr. Phanstiel, if a proposal comes up for a vote at the meeting that is not on the proxy card.

You may vote by telephone. You do this by following the "Vote by Telephone" instructions that came with your proxy statement. If you vote by telephone, you do not have to mail in your proxy card.

You may vote in person at the meeting. We will pass out written ballots to anyone who wants to vote in person at the meeting. However, if you hold your shares in street name, you must request a proxy from your stockbroker to vote at the meeting. Holding shares in "street name" means you hold them through a brokerage firm, bank or other nominee, and therefore the shares are not held in your individual name.

HOW DO I VOTE MY 401(k) PLAN SHARES?
You will receive a separate voting instruction card for the shares allocated to you under the PacifiCare 401(k) Plan. By completing the voting instruction card or by following the "Vote by Telephone" instructions that came with your proxy statement, you provide voting instructions to Wells Fargo & Company, the Plan's Trustee, for the shares you hold through the 401(k) Plan.

If the Trustee does not receive voting instructions from you, the Trustee may vote the shares allocated to you under the 401(k) Plan in the same proportion as the shares voted by all other 401(k) Plan participants. If the Trustee receives a signed but not voted voting instruction card, the Trustee will vote the shares according to the Board's recommendations.

HOW DO I VOTE MY SHARES OF RESTRICTED STOCK?
Holders of shares of restricted stock have the same voting rights as all other stockholders. Each holder of restricted stock will receive a proxy card and may vote by mail, by telephone, or in person at the annual meeting.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?
It means that you have multiple accounts at the transfer agent or with stockbrokers. Please complete, sign and return all proxy cards to ensure that all your shares are voted. Unless you need multiple accounts for specific purposes, it may be less confusing if you consolidate as many of your transfer agent or brokerage accounts as possible under the same name and address.

WHAT IF I CHANGE MY MIND AFTER I RETURN MY PROXY?
You may revoke your proxy and change your vote by:

- signing another proxy card with a later date and returning it before the polls close at the meeting,
-  voting by telephone (your latest telephone vote is counted), or
-  voting at the meeting.

WILL MY SHARES BE VOTED IF I DO NOT RETURN MY PROXY?
If your shares are held in street name, your brokerage firm, under certain circumstances, may vote your shares.

Brokerage firms have authority under National Association of Securities Dealers
(NASD) rules to vote customers' unvoted shares on some "routine" matters. The NASD has determined that both of our proposals described later under "Proposals To Be Voted On" are considered routine matters.

If you do not give a proxy to vote your shares, your brokerage firm may either:

-  vote your shares on routine matters, or
-  leave your shares unvoted.

When a brokerage firm votes its customers' unvoted shares on routine matters, these shares are counted to determine if a quorum exists to conduct business at the meeting. A brokerage firm cannot vote customers' unvoted shares on non-routine matters. These shares are considered not entitled to vote on non-routine matters, rather than as a vote against the matters.

We encourage you to provide instructions to your brokerage firm by giving your proxy. This ensures your shares will be voted at the meeting.

You may have granted to your stockbroker discretionary voting authority over your account. Your stockbroker may be able to vote your shares depending on the terms of the agreement you have with your stockbroker.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?
To hold the meeting and conduct business, a majority of PacifiCare's outstanding shares as of April 27, 2001 must be present at the meeting. This is called a quorum.

Shares are counted as present at the meeting if the stockholder either:

-  is present and votes in person at the meeting, or
-  has properly submitted a proxy (including by voting by telephone).

HOW MANY VOTES MUST THE NOMINEES HAVE TO BE ELECTED AS DIRECTORS?
The two nominees receiving the highest number of votes for election will be elected as directors. This number is called a plurality.

HOW MANY VOTES MUST THE AMENDED AND RESTATED 2000 NON-EMPLOYEE DIRECTORS STOCK PLAN RECEIVE TO BE APPROVED?
The Amended and Restated 2000 Non-Employee Directors Stock Plan will be approved if holders of a majority of the shares present at the meeting in person or by proxy and entitled to vote on the matter vote for approval.

WHAT HAPPENS IF A NOMINEE IS UNABLE TO STAND FOR ELECTION?
The Board may reduce the number of directors or select a substitute nominee. In the latter case, if you have completed, signed and returned your proxy, David A. Reed and Howard G. Phanstiel can vote your shares for a substitute nominee. They cannot vote for more than two nominees.

HOW ARE THE VOTES COUNTED?
You may vote either "for" or "against" each director nominee, or withhold your vote from any one or more of the nominees.

You may vote "for" or "against" the proposal to approve the Amended and Restated 2000 Non-Employee Directors Stock Plan, or "abstain" from voting on the proposal. If you abstain from voting, it will have the same effect as a vote "against" the proposal. Broker non-votes are not counted as voting on the Amended and Restated 2000 Non-Employee Directors Stock Plan.

If you give your proxy without voting instructions, your shares will be counted as a vote for each director nominee and for the proposal on the Amended and Restated 2000 Non-Employee Directors Stock Plan. Voting results are tabulated and certified by our transfer agent, Mellon Investor Services.

IS MY VOTE KEPT CONFIDENTIAL?
Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

WHERE DO I FIND THE VOTING RESULTS OF THE MEETING?
We will announce preliminary voting results at the meeting. We will publish the final results in our quarterly report on Form 10-Q for the quarter ended June 30, 2001. We will file that report no later than August 14, 2001 with the Securities and Exchange Commission. You can get a copy by contacting our Investor Relations Hotline at (800) 631-0969 or the SEC at (800) SEC-0330 for the location of its nearest public reference room.

You can also get a copy on the Internet at www.pacificare.com by clicking on "Investor Relations>>SEC Filings" or through the SEC's electronic data system called EDGAR at www.sec.gov.

HOW DO I RECEIVE AN ANNUAL REPORT?
PacifiCare will provide, without charge, a copy of its Annual Report on Form 10-K as filed with the SEC, to any stockholder entitled to receive this proxy statement. Requests should be addressed to Investor Relations, PacifiCare at P.O. Box 25186, Santa Ana, California 92799-5186. The request must include representation by the stockholder that, as of April 27, 2000, said stockholder was a PacifiCare stockholder on such date.

                            PROPOSALS TO BE VOTED ON

1. ELECTION OF DIRECTORS

Nominees for directors this year are Terry O. Hartshorn and Sanford M. Litvack. Their biographies are on page 6.

The Board recommends a vote for these nominees.

Each nominee is presently a director of PacifiCare and has consented to serve a new three-year term.

2. APPROVAL OF THE AMENDED AND RESTATED 2000 NON-EMPLOYEE DIRECTORS STOCK PLAN

We are asking you to approve the Amended and Restated 2000 Non-Employee Directors Stock Plan.

The Plan is intended to promote the best interests of PacifiCare and its stockholders by strengthening our ability to attract and retain the services of experienced and knowledgeable non-employee directors. Another purpose of this Plan is to provide incentives on an ongoing basis that align the interests of the directors and stockholders.

Under the Plan, non-employee directors are eligible to:

- receive annual grants of stock options to purchase 5,000 shares of common stock (the Chairman receives grants for 10,000 shares of common stock),
-  defer half of their annual retainer ($20,000) into stock units,
-  defer the other half of their annual retainer into stock options, and
- receive stock options to purchase 25,000 shares of common stock when first elected or appointed to the Board of Directors.

A more detailed description of the Plan can be found in Appendix B "Description of the Amended and Restated 2000 Non-Employee Directors Stock Plan."

The Board recommends a vote for the approval of the Amended and Restated 2000 Non-Employee Directors Stock Plan.

OTHER BUSINESS

The Board knows of no other business to be considered at the meeting. However, if:

     - other matters are properly presented at the meeting, or for any adjournment or postponement of the meeting, and
     - you have completed, signed and returned your proxy card or provided similar instructions by telephone,

then David A. Reed and Howard G. Phanstiel will, with your proxy, vote your shares on those matters according to their best judgment.

                             THE BOARD OF DIRECTORS

BIOGRAPHIES

------------------------------------------------------------------------------------------
 BRADLEY C. CALL, age 58            Mr. Call has been a Director, President and Chief
 -  Director since 1997             Executive Officer of Stellex Aerospace, Inc., a
 -  Term expires in 2002            privately held aerospace component manufacturing firm
 -  Class II Director               with multiple plant operations throughout the U.S.,
                                    since 1998. Mr. Call has been a Director of UniHealth
                                    Foundation* since 1998, and served as Director of
                                    UniHealth, the predecessor of UniHealth Foundation,
                                    from 1995 to 1998.
------------------------------------------------------------------------------------------
 TERRY O. HARTSHORN, age 56         Mr. Hartshorn was Chairman of the Board of PacifiCare
 -  Director since 1985             from 1993 to 1998. Mr. Hartshorn was President and
 -  Nominee for reelection          Chief Executive Officer of UniHealth from 1993 to
 -  Class III Director              1997.
------------------------------------------------------------------------------------------
 ARTHUR B. LAFFER, PH.D., age 60    Dr. Laffer was appointed to PacifiCare's Board in
 -  Director since February 2001    February 2001. Dr. Laffer has served as the founder
 -  Term expires in 2003            and Chairman of Laffer Associates, an economics
 -  Class I Director                research and consulting firm that provides
                                    investment-research services to institutional asset
                                    managers, since 1979. Dr. Laffer has served as a
                                    member of the Board of Directors of MasTec, Inc. since
                                    1999, Neff Corp. since 1998, Oxigene, Inc. since 1998,
                                    Nichals-Applegate Growth Equity Fund since 1987 and
                                    Vivendi Environment since October 2000.
------------------------------------------------------------------------------------------
 GARY L. LEARY, age 66              Mr. Leary currently serves as a consultant to
 -  Director since 1989             UniHealth Foundation and as a director of several of
 -  Term expires in 2003            its subsidiaries. From 1998 through 1999, Mr. Leary
 -  Class I Director                served as an Executive Vice President and President of
                                    UniHealth Foundation. He was also General Counsel to
                                    UniHealth Foundation from 1998 through April 15, 2000.
                                    Mr. Leary was an Executive Vice President and General
                                    Counsel of UniHealth from 1992 to 1998.
------------------------------------------------------------------------------------------
 SANFORD M. LITVACK, age 64         Mr. Litvack was appointed to PacifiCare's Board in
 -  Director since February 2001    February 2001. Mr. Litvack has served as Vice Chairman
 -  Nominee for reelection          of the Board of Directors of Walt Disney Company since
 -  Class III Director              1999. Since December 2000, Mr. Litvack has been in
                                    this position on a less than full-time basis. From
                                    1994 through 1999, Mr. Litvack served as Senior Vice
                                    President and Chief of Corporate Operations of the
                                    Walt Disney Corporation. Mr. Litvack is a member of
                                    the Board of Directors of Euro Disneyland, Compaq,
                                    Antigenics and Cyber Capital.
------------------------------------------------------------------------------------------

*UniHealth Foundation is the second largest holder of PacifiCare's common stock.

------------------------------------------------------------------------------------------
 HOWARD G. PHANSTIEL, age 52        Mr. Phanstiel was appointed President and Chief
 -  Director since October 2000     Executive Officer in December 2000 after having served
 -  Term expires in 2002            as acting Chief Executive Officer since October 2000.
 -  Class II Director               Mr. Phanstiel was appointed Executive Vice President
                                    and Chief Financial Officer in July 2000. Mr.
                                    Phanstiel was an executive of NetCatalyst from January
                                    2000 until June 2000. Mr. Phanstiel was Chairman and
                                    Chief Executive Officer of ARV Assisted Living, Inc.
                                    from 1997 to 1999. Mr. Phanstiel was Executive Vice
                                    President of Finance and Information Services at
                                    WellPoint Health Networks from 1994 to 1997.
------------------------------------------------------------------------------------------
 WARREN E. PINCKERT II, age 57      Mr. Pinckert has been a Director, President and Chief
 -  Director since 1985             Executive Officer of Cholestech Corporation, a medical
 -  Term expires in 2003            device manufacturing firm, since 1993, and is a
 -  Class I Director                certified public accountant.
------------------------------------------------------------------------------------------
 DAVID A. REED, age 68              Mr. Reed has been Chairman of the Board since 1999.
 -  Director since 1992             Mr. Reed currently is the President of DAR Consulting
 -  Term expires in 2003            Group, and served as past Chairman of the American
 -  Class I Director                Hospital Association. Mr. Reed has served as a
                                    Director of In-Vitro International since 1996 and as a
                                    Director of Medstone Intern since 1998.
------------------------------------------------------------------------------------------
 LLOYD E. ROSS, age 60              Mr. Ross was Managing Partner of InverMex, L.P. from
 -  Director since 1985             1996 to 1997. Mr. Ross served as Vice
 -  Term expires in 2002            President/Division Manager of SMI Corporation, a
 -  Class II Director               division of ARB, Inc., a commercial and industrial
                                    building company and as President/CEO of SMI
                                    Construction from 1961 to 1996. Mr. Ross is Chairman
                                    of the Board of Directors of the Southern California
                                    Water Company.
------------------------------------------------------------------------------------------
 JEAN BIXBY SMITH, age 63           Ms. Smith has been Chairman of Bixby Land Company
 -  Director since 1995             since 1994 and President of Alamitos Land Company
 -  Term expires in 2001            since 1991, both of which are engaged in the
 -  Class III Director              development and management of commercial and
                                    industrial real estate. Ms. Smith has also been a
                                    Director and Vice President of UniHealth Foundation
                                    since 1998. Ms. Smith will be retiring upon expiration
                                    of her term at the annual meeting.
------------------------------------------------------------------------------------------

The information given in this proxy statement concerning the directors is based on statements made or confirmed to PacifiCare by or on behalf of such directors, except to the extent that such information appears in its records.

NUMBER OF DIRECTORS AND TERMS

PacifiCare currently has one employee and nine non-employee directors. Two directors are nominees for election this year. The other directors will continue to serve the terms described in their biographies. PacifiCare's board will have one vacancy after the annual meeting. The vacancy is a result of Jean Bixby Smith's decision to not stand for reelection. We are currently recruiting an additional non-employee director to fill this vacancy.

Our directors serve staggered terms. This is accomplished as follows:

     -  each director serves a three-year term,

     -  the directors are divided into three classes,

     -  the classes are as nearly equal in number as possible, and

     -  the term of each class begins on a staggered schedule.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2000, none of the members of the Board Compensation Committee was an officer (or former officer) or employee of PacifiCare or any of its subsidiaries, with the exception of David A. Reed. Mr. Reed serves as an officer of PacifiCare, Chairman of the Board and as a consultant to PacifiCare. Mr. Reed assumed active Chairman responsibilities due to the transition of our then Chief Executive Officer. Mr. Reed was also an employee for a portion of 2000. Mr. Reed was compensated for his service to PacifiCare. See Chairman of the Board on page 11 for a description of Mr. Reed's compensation.

                          BOARD AND COMMITTEE MEETINGS

The board held 14 regular meetings in 2000. Except for Mr. Ross, each director attended at least 75 percent of all board and applicable committee meetings during 2000. This table describes the Board's committees.

NAME OF                                                                                        NUMBER OF
COMMITTEE AND                                                                                  MEETINGS
MEMBERS                          FUNCTIONS OF THE COMMITTEE                                    IN 2000
------------------------------------------------------------------------------------------------------------------
EXECUTIVE                        - evaluates strategic alliances and transactions                      29
                                 - implements and monitors the strategic direction of
Bradley C. Call                    PacifiCare
Terry O. Hartshorn               - provides leadership and oversight of PacifiCare
David A. Reed(1)                 - performs all of the functions of the board of directors
                                   that can be delegated to a committee between meetings of
                                   the board
------------------------------------------------------------------------------------------------------------------
AUDIT, FINANCE AND ETHICS        - confers with independent accountants                                 8
                                 - makes recommendations to the board concerning acceptance
Bradley C. Call                    of accountants' reports and accounting policies and
Arthur B. Laffer, Ph.D.(2)         procedures
Warren E. Pinckert II(1)         - reviews financial plans and operating results
Lloyd E. Ross                    - oversees PacifiCare's ethics and internal audit programs
                                 - oversees PacifiCare's legal compliance

------------------------------------------------------------------------------------------------------------------
COMPENSATION                     - establishes compensation for the five most highly                   14
                                   compensated executive officers, including the chief
Sanford M. Litvack(2)              executive officer
Warren E. Pinckert II            - reviews compensation recommendations for presidents of
David A. Reed                      subsidiary operating units and executive officers with
Lloyd E. Ross(1)                   salaries in excess of $250,000
                                 - administers and determines contributions to the employee benefit plans and performance incentive plans
------------------------------------------------------------------------------------------------------------------
GOVERNANCE AND                   - evaluates the performance of each board member and                   3
NOMINATING                         committee
                                 - reviews the composition of the board and structure and
Terry O. Hartshorn(1)              charter of each committee
Gary L. Leary                    - recommends director nominees
Lloyd E. Ross                    - does not consider nominees recommended by stockholders of
Jean Bixby Smith(3)                PacifiCare
------------------------------------------------------------------------------------------------------------------
REAL ESTATE                      - reviews leases, acquisitions and dispositions of real                1
                                   property
Gary L. Leary                    - makes recommendations to the board concerning significant
Sanford M. Litvack(2)              real property transactions
Jean Bixby Smith(1)(3)
------------------------------------------------------------------------------------------------------------------

(1) Chairperson

(2) Appointed to committee in February 2001

(3) Retiring upon expiration of her term at the annual meeting

                             DIRECTOR COMPENSATION

We do not pay directors who are also employees of PacifiCare additional compensation for their service as directors. For compensation purposes, board years begin each July 1 and end June 30. For the 2000 - 2001 board year, compensation for non-employee directors included the following:

Cash Compensation

     -  an annual retainer of $40,000,
     - $1,200 to directors for each board meeting attended (telephone attendance is paid at 50 percent),
     - $1,000 to directors for each board committee meeting attended (telephone attendance is paid at 50 percent),
     - $2,400 to the Chairman for each board meeting attended (telephone attendance is paid at 50 percent),
     - $2,000 to committee chairpersons for each board committee meeting attended (telephone attendance is paid at 50 percent), and
     -  expenses of attending board and board committee meetings.

In 2001, the board approved an increase of $5,000 in the annual retainer for a total annual retainer equal to $40,000. This increase was retroactive to July 1, 2000. Each non-employee director, other than Dr. Laffer and Mr. Litvack, was given the choice of receiving the additional $5,000 retainer payment in cash or in nonqualified options to purchase shares of PacifiCare's common stock. All of the directors elected to receive options. The number of shares underlying the options was calculated based on a formula where the cash amount was multiplied by a factor of four, then divided by the closing price of PacifiCare's common stock on the Nasdaq National Market on February 5, 2001. Based on this formula, each director was granted options to purchase 784 shares with an exercise price of $25.50 per share. Dr. Laffer and Mr. Litvack will receive a pro-rata amount of the annual retainer for their service on the board from February 2001 to June 30, 2001.

Stock Units

Each non-employee director will have the ability to receive one-half of his or her annual retainer payment in deferred stock units beginning in July 2001. Any amounts deferred will be converted into units of PacifiCare's common stock. The number of stock units will be equal to the amount of annual retainer deferred, divided by the closing price of PacifiCare's common stock on the Nasdaq National Market on July 1 of each year. Distributions are made in shares of our common stock. Beginning in July 2001, each director will be required to defer one-half of the annual retainer payment in stock units. Each non-employee director will be required to continue to defer half of his or her annual retainer in stock units until he or she owns 2,000 shares or stock units of PacifiCare's common stock. Directors appointed to fill a vacancy on the board will be able to defer a portion of the pro-rata amount of his or her net annual retainer.

Stock Options

In 2000, under the Amended and Restated 2000 Non-Employee Directors Stock Plan, each director received an annual, automatic grant of nonqualified options to purchase 5,000 shares of PacifiCare's common stock, with an exercise price equal to 100 percent of the fair market value of PacifiCare's common stock on the grant date. The Chairman received 10,000 options. These options were granted on June 30, 2000 with an exercise price of $60.19 per share, and are subject to stockholder approval of the Plan. The Compensation Committee exercised its discretion to grant each non-employee director options to purchase 10,000 shares of PacifiCare's common stock. This grant was made to retain the existing non-employee directors and to align the interest of such directors with those of the stockholders. These options were granted on February 5, 2001 with an exercise price of $25.50 per share and are subject to stockholder approval of the Amended and Restated 2000 Non-Employee Directors Stock Plan.

Beginning with the 2001 - 2002 board year, each non-employee director will have the ability to receive the other half of his or her annual retainer payment in stock options or cash, subject to Compensation Committee approval each year. The number of shares underlying the options granted will be calculated based on a formula where the cash amount is multiplied by a factor of four, then divided by the closing price of PacifiCare's common stock on the Nasdaq National Market on July 1 of each year. The options will be granted under the Amended and Restated 2000 Non-Employee Directors Stock Plan on July 1 of each year.

The Plan when adopted also provided for an automatic grant of nonqualified stock options to purchase 10,000 shares of PacifiCare's common stock to new directors when first elected or appointed to the board. In 2001, the board approved an amendment to the Plan that increased the number of options granted to new directors from 10,000 shares to 25,000 shares. Dr. Laffer and Mr. Litvack each received 25,000 options on February 13, 2001 with an exercise price of $38.50. Additionally, they each received a grant of 5,000 options for the 2001 - 2002 board year. These options were also granted on February 13, 2001 with an exercise price of $38.50, the closing price of PacifiCare's common stock on the Nasdaq National Market. They will not receive the automatic grant of options on June 30, 2001.

Nonqualified stock options granted under the Plan vest immediately on the grant date. The underlying common stock, however, may not be sold within the first six months of the grant date.

Under the Plan, each eligible board member receives an annual automatic option grant. To be eligible to receive the annual grant, each director must have served on the board continuously during the past 12 months and was not eligible to receive awards under the employee stock option plans.

Other

In 2000, Mr. Hartshorn received medical and dental benefits valued at $6,000. In 2001, each director is eligible, at their election, to receive medical and dental coverage under our health care programs.

Chairman of the Board

During 2000, Mr. Reed received $250,000 for his services as Chairman under a consulting agreement. Under a new consulting agreement effective January 1, 2001, Mr. Reed will receive $125,000 annually for his consulting services to PacifiCare. In addition to the annual consulting fee, Mr. Reed receives the annual retainer, meeting fees and expenses described under Cash Compensation. Under the terms of the agreement, Mr. Reed will continue his term as Chairman until the earlier of:

     -  his resignation from or failure to be reelected as Chairman,
     -  a written election to terminate the agreement by PacifiCare or Mr. Reed,
     -  automatic termination or breach of the agreement, or
     -  nonpayment of Mr. Reed's annual compensation by PacifiCare.

Under the agreement, Mr. Reed is also entitled to receive twice as many options per grant as other members of the board.

                             PRINCIPAL STOCKHOLDERS

This table shows how much PacifiCare common stock is owned by the directors, named executive officers and owners of more than five percent of PacifiCare's outstanding common stock, as of April 27, 2001.

                 AMOUNT AND NATURE OF SHARES BENEFICIALLY OWNED

                                                  NUMBER                    PERCENT OF
                                                OF SHARES      RIGHT TO     OUTSTANDING
                    NAME                         OWNED(1)     ACQUIRE(2)     SHARES(3)
---------------------------------------------------------------------------------------
Capital Group International, Inc.(4)            4,578,830            --           13.6
UniHealth Foundation(5)                         3,497,000            --           10.4
FMR Corp.(6)                                    2,285,000            --            6.8
AXA Financial, Inc.(7)                          2,279,889            --            6.8
David A. Reed                                       1,000        49,117              *
Howard G. Phanstiel                                13,600            --              *
Bradley C. Call                                     1,000        40,784              *
Terry O. Hartshorn                                204,732       100,784              *
Arthur B. Laffer, Ph.D.                                --        30,000              *
Gary L. Leary                                       1,000        54,234              *
Sanford M. Litvack                                     --        30,000              *
Warren E. Pinckert II                               1,632        51,834              *
Lloyd E. Ross                                       1,600        51,834              *
Jean Bixby Smith                                    1,000        46,534              *
Bary G. Bailey                                      1,400            --              *
Bradford A. Bowlus                                     --       172,250              *
Christopher P. Wing                                    --       119,125              *
Ronald M. Davis                                     3,114       138,775              *
Robert W. O'Leary                                   5,000            --              *
Alan R. Hoops                                     243,723       461,250            2.1
All Directors and Executive Officers as a
  Group(8)(34 persons)                            609,744     1,738,584            6.6
---------------------------------------------------------------------------------------

 *  Less than one percent

(1) Includes shares for which the named person:

     -  has sole voting and investment power,

     -  has shared voting and investment power with his or her spouse, or

     -  holds in an account under the PacifiCare Savings and Profit-Sharing
        Plan,

     unless otherwise indicated in the footnotes.

(2) Shares that can be acquired through stock option exercises through June 26, 2001.

(3) The percentage of beneficial ownership is based on 33,657,200 shares of common stock outstanding as of April 27, 2001.

(4) Based on information contained in a report on Schedule 13-G/A filed with the SEC on February 13, 2001. The address of Capital Group International, Inc. is 11100 Santa Monica Boulevard, 15th Floor, Los Angeles, California 90025.

(5) Based on information contained in a report on Schedule 13-D/A filed with the SEC on April 17, 2001. UniHealth Foundation is a California nonprofit public benefit corporation. The address of UniHealth Foundation is 5959 Topanga Canyon Boulevard, #390, Woodland Hills, California 91367.

(6) Based on information contained in a report on Schedule 13-G filed with the SEC on February 14, 2001. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

(7) Based on information contained in a report on Schedule 13-G filed with the SEC on February 12, 2001. The address of AXA Financial, Inc. is 1290 Avenue of the Americas, New York, New York 10104.

(8) In addition to the officers and directors named in this table, 18 other executive officers are members of the group.

                               PERFORMANCE GRAPH

The following graph shows a five-year comparison of cumulative total returns for PacifiCare's common stock(1), the Standard & Poor's Health Care Composite Index and Standard & Poor's 500 Index, each of which assumes an initial value of $100.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

                              [PERFORMANCE GRAPH]

                          9/95      9/96     12/97(2)    12/98     12/99     12/00
-----------------------------------------------------------------------------------
 PACIFICARE HEALTH
  SYSTEMS, INC.           $100      $127       $ 88      $140      $106      $ 35

 STANDARD & POOR'S
  HEALTH CARE             $100      $131       $181      $226      $217      $253
  COMPOSITE INDEX

 STANDARD & POOR'S 500
  INDEX                   $100      $120       $165      $193      $214      $205
-----------------------------------------------------------------------------------

(1) For June 1999 and prior, PacifiCare's cumulative total returns are based on the performance of PacifiCare's Class B common stock. In June 1999, PacifiCare's Class A common stock and Class B common stock were combined and reclassified to a single class of common stock.

(2) PacifiCare converted from fiscal year-end to calendar year-end reporting for the year ended December 31, 1997.

                           SUMMARY COMPENSATION TABLE

This table shows, for the last three years, compensation information for PacifiCare's Chief Executive Officer and the next four most highly compensated executive officers. We refer to each of these officers as a "named executive officer."

SUMMARY COMPENSATION TABLE

---------------------------------------------------------------------------------------------------------------------------------
                                                                                                  LONG-TERM
                                                      ANNUAL COMPENSATION                    COMPENSATION AWARDS
---------------------------------------------------------------------------------------------------------------------------------
                                                                             OTHER ANNUAL   SECURITIES      LTIP      ALL OTHER
                                                                             COMPENSATION   UNDERLYING    PAYOUTS    COMPENSATION
     NAME AND PRINCIPAL POSITION       YEAR   SALARY ($)(1)   BONUS ($)(2)      ($)(3)      OPTIONS (#)    ($)(4)       ($)(5)
---------------------------------------------------------------------------------------------------------------------------------
HOWARD G. PHANSTIEL(6)                 2000     $259,808       $  350,000      $109,962       500,000     $     --     $ 8,423
  President and                        1999     $     --       $       --      $     --            --     $     --     $    --
  Chief Executive Officer              1998     $     --       $       --      $     --            --     $     --     $    --

BARY G. BAILEY(6)                      2000     $219,231       $  250,000      $     --       400,000     $     --     $ 5,919
  Executive Vice President and         1999     $     --       $       --      $     --            --     $     --     $    --
  Chief Strategic Officer              1998     $     --       $       --      $     --            --     $     --     $    --

BRADFORD A. BOWLUS                     2000     $600,001       $  200,000      $     --       100,000     $     --     $45,100
  Executive Vice President and         1999     $501,923       $  449,856      $188,953       140,000     $ 75,504     $43,908
  President and CEO, PacifiCare        1998     $363,463       $  253,681      $294,697        10,000     $     --     $23,929
  Health Plans

CHRISTOPHER P. WING                    2000     $332,308       $  200,000      $     --       170,000     $     --     $22,182
  Regional Vice President,             1999     $290,000       $   50,000      $ 85,433        40,000     $ 54,740     $20,165
  Western Region, PacifiCare Health    1998     $301,154       $  183,816      $176,542        10,000     $     --     $15,851
  Plans

RONALD M. DAVIS                        2000     $330,000       $  156,700      $     --        50,000     $     --     $17,578
  Senior Vice President and Chief      1999     $284,231       $  231,540      $ 80,001        75,000     $ 47,400     $17,109
  Administrative Officer, PacifiCare   1998     $249,232       $  155,149      $ 52,803        10,000     $     --     $13,589
  Health Plans

ROBERT W. O'LEARY(7)                   2000     $304,634       $       --      $607,304            --     $     --     $ 6,093
  President and Chief Executive
  Officer                              1999     $     --       $       --      $     --            --     $     --     $    --
  From July 2000 to October 2000       1998     $     --       $       --      $     --            --     $     --     $    --

ALAN R. HOOPS(8)                       2000     $920,001       $       --      $102,981            --     $     --     $54,255
  President and Chief Executive
  Officer                              1999     $920,000       $1,104,995      $544,543       160,000     $298,996     $46,649
  From January 2000 to July 2000       1998     $893,078       $1,161,001      $575,527        15,000     $     --     $36,364
---------------------------------------------------------------------------------------------------------------------------------

(1) 1998 salaries included one extra pay period because of year-end payroll timing. Base salaries in 1998 were $350,000 for Mr. Bowlus, $290,000 for Mr. Wing, $240,000 for Mr. Davis and $860,000 for Mr. Hoops.

(2) The amounts shown in this column include bonuses awarded and accrued during the years earned, but paid in the following year under PacifiCare's annual incentive plan. Portions of the 1998 bonuses for Mr. Bowlus, Mr. Wing, Mr. Davis and Mr. Hoops were attributable to incentives where executive officers received bonuses in excess of the maximum payable under the annual incentive plan for the achievement of maximum performance objectives. Bonuses awarded under these incentives are generally payable in installments over a three-year period. To receive each installment, the executive officer must be employed by PacifiCare at the time of payment and PacifiCare must achieve minimum profitability goals for the prior year. No bonuses were made to the named executive officers in excess of the maximum payable in 2000 or 1999.

(3) "Other Annual Compensation" includes a risk premium applied to amounts deferred under PacifiCare's Stock Unit Deferred Compensation Plan (explained below). Additionally, this column includes signing bonuses, relocation expenses and other perquisites as shown in the following chart.

   ------------------------------------------------------------------------------------------------------------------
                          SIGNING        RELOCATION
                          BONUSES         EXPENSES             OTHER PERQUISITES                    TOTAL
                            2000      1999       1998      2000      1999      1998       2000      1999       1998
   ------------------------------------------------------------------------------------------------------------------
   Mr. Phanstiel          $100,000   $    --   $     --   $ 9,962   $    --   $    --   $109,962   $    --   $     --
   Mr. Bowlus             $     --   $    --   $227,656   $    --   $44,999   $26,452   $     --   $44,999   $254,108
   Mr. Wing               $     --   $52,385   $ 72,013   $    --   $23,048   $31,002   $     --   $75,433   $103,015
   Mr. Davis              $     --   $    --   $     --   $    --   $33,693   $21,773   $     --   $33,693   $ 21,773
   Mr. O'Leary            $600,000   $    --   $     --   $ 7,034   $    --   $    --   $607,034   $    --   $     --
   Mr. Hoops              $     --   $    --   $     --   $22,981   $22,545   $21,819   $ 22,981   $22,545   $ 21,819
   ------------------------------------------------------------------------------------------------------------------

     SEC regulations exclude from proxy statement reporting requirements a named executive officer's perquisites if their value in any year does not exceed the lesser of (a) $50,000 or (b) 10 percent of the total of the named executive officer's annual salary and bonus for that year.

     Under the Stock Unit Plan, executive officers may defer all or a portion of their annual bonus. The Chief Executive Officer may also defer all or a portion of his salary. Amounts deferred are converted into units of PacifiCare's common stock. The number of stock units converted is equal to the amount of bonus or salary deferred, multiplied by a risk premium, then divided by the price of PacifiCare's common stock on the Nasdaq National Market on a predetermined date. The stock price is based on a date selected by the Compensation Committee. Distributions are made in shares of common stock. In 2000, 1999 and 1998, the risk premium applied to amounts deferred was 40 percent. Stock unit activity for the named executive officers was as follows:

--------------------------------------------------------------
                                               RISK     STOCK
                                 AMOUNT      PREMIUM    UNITS
                              DEFERRED ($)     ($)       (#)
--------------------------------------------------------------
Mr. Bowlus             2000    $       --    $     --       --
                       1999    $  359,885    $143,954    6,338
                       1998    $  101,472    $ 40,589    2,713
Mr. Wing               2000    $       --    $     --       --
                       1999    $   25,000    $ 10,000      441
                       1998    $  183,816    $ 73,080    4,914
Mr. Davis              2000    $       --    $     --       --
                       1999    $  115,770    $ 46,308    2,039
                       1998    $   77,574    $ 31,030    2,074
Mr. Hoops              2000    $  200,000    $ 80,000    5,286
                       1999    $1,304,995    $521,998   22,984
                       1998    $1,384,270    $553,708   37,005
--------------------------------------------------------------

(4) Includes amounts awarded and accrued under PacifiCare's Long-Term Performance Incentive Plan during the years earned, but paid in the following year. In 1999, the last performance cycle of the Plan, 60 percent of the awards were paid in cash and 40 percent of the awards were paid in shares of common stock. The shares of common stock distributed were valued at $45.13 per share in 1999 (the fair market value of the common stock at the time the payments were awarded). No awards were made under the long-term plan to the named executive officers for 1998.

------------------------------------------------------------
                                          1999
                                                  NUMBER OF
                             CASH PAID ($)        SHARES (#)
------------------------------------------------------------
Mr. Bowlus                     $ 45,302                669
Mr. Wing                       $ 32,854                485
Mr. Davis                      $ 28,448                420
Mr. Hoops                      $179,398              2,650
------------------------------------------------------------

(5) Represents PacifiCare contributions under the Amended and Restated PacifiCare Health Systems, Inc. Savings and Profit-Sharing (401(k)) Plan, and the Statutory Restoration Plan as follows:

   -------------------------------------------------------------------------------------------
                                         401(k) PLAN              STATUTORY RESTORATION PLAN
                                 2000       1999       1998       2000       1999       1998
   -------------------------------------------------------------------------------------------
   Mr. Phanstiel                $ 8,423    $    --    $    --    $    --    $    --    $    --
   Mr. Bailey                   $ 2,960    $    --    $    --    $ 2,960    $    --    $    --
   Mr. Bowlus                   $10,200    $12,759    $10,997    $34,610    $30,859    $12,642
   Mr. Wing                     $10,200    $12,759    $10,997    $11,692    $ 7,116    $ 4,564
   Mr. Davis                    $10,200    $12,759    $10,997    $ 7,088    $ 4,060    $ 2,302
   Mr. O'Leary                  $ 3,047    $    --    $    --    $ 3,047    $    --    $    --
   Mr. Hoops                    $10,200    $12,759    $10,997    $43,765    $33,600    $25,077
   -------------------------------------------------------------------------------------------

     All PacifiCare employees who have completed 3 1/2 months of continuous service are eligible to participate in the 401(k) Plan. The Statutory Restoration Plan allows participants to defer the portion of their pay that otherwise would be deferred under the 401(k) Plan, but for statutory limitations, and to receive excess matching contributions, profit-sharing contributions and discretionary contributions in the same percentages as those provided by the 401(k) Plan. Employees in PacifiCare's two highest executive salary grades are eligible to participate in the Statutory Restoration Plan.

(6) Mr. Phanstiel and Mr. Bailey joined PacifiCare in July 2000.

(7) Mr. O'Leary joined PacifiCare in June 2000. Mr. O'Leary resigned as President and Chief Executive Officer effective October 25, 2000. Mr. O'Leary was granted options to purchase 350,000 shares of our common stock as an inducement for joining PacifiCare. These options expired on his effective termination date.

(8) Mr. Hoops retired as President and Chief Executive Officer in June 2000.

                                 OPTION GRANTS

This table shows stock option grants to the named executive officers during the last fiscal year.

OPTIONS GRANTED IN 2000

                                                PERCENT
                                NUMBER OF       OPTIONS      EXERCISE OR
                               SECURITIES      GRANTED TO    BASE PRICE                     GRANT DATE
                               UNDERLYING      EMPLOYEES      PER SHARE     EXPIRATION     PRESENT VALUE
            NAME              OPTIONS(#)(1)     IN 2000       ($/SH)(2)        DATE           ($)(3)
----------------------------------------------------------------------------------------------------------
Howard G. Phanstiel              200,000           6.8         $57.875        7/18/10        $7,082,740
                                 300,000          10.2         $12.063       11/03/10        $2,214,315
Bary G. Bailey                   200,000           6.8         $57.875        7/18/10        $7,082,740
                                 200,000           6.8         $12.063       11/03/10        $1,476,210
Bradford A. Bowlus               100,000           3.4         $53.875        8/24/10        $3,296,610
Christopher P. Wing               50,000           1.7         $53.875        8/24/10        $1,648,305
                                  20,000           0.7         $54.625        9/01/10        $  688,501
                                 100,000           3.4         $12.063       11/03/10        $  738,105
Ronald M. Davis                   50,000           1.7         $53.875        8/24/10        $1,648,305
----------------------------------------------------------------------------------------------------------

(1) Option grants in 2000 were made under the Amended and Restated 1996 Stock Option Plan for Officers and Key Employees, and the 2000 Employee Plan. These options:

     - are granted at an exercise price equal to 100 percent of the fair market value of the common stock on the date of grant,
     - expire 10 years from the date of grant, unless otherwise earlier terminated because of certain events related to termination of employment, and
     - vest in 25 percent increments on each anniversary date of the grant, subject to the terms and conditions of the Plan.

     Options that have been held for more than six months, and not already exercisable or expired, will automatically become exercisable upon a change of control, as defined in the Plan.

(2) Options with exercise prices of:

     -  $67.125 were granted on June 19, 2000,
     -  $57.875 were granted on July 18, 2000,
     -  $53.875 were granted on August 24, 2000,
     -  $54.625 were granted on September 1, 2000, and
     -  $12.063 were granted on November 3, 2000.

(3) Grant date present values were calculated using the Black-Scholes option valuation model with the following assumptions:

    -  Expected Volatility                 64%
    -  Risk-Free Interest Rate             6%
    -  Expected Life until Exercise        3 years
    -  Dividend Yield                      0%
    -  Forfeiture Rate                     0%

The actual value, if any, that a named executive officer may realize will be based on the difference between the market price of PacifiCare's common stock on the date of exercise and the exercise price. There is no assurance that the actual realized value, if any, will be at or near the value estimated by the Black-Scholes model. The Black-Scholes model is only one method of valuing options, and PacifiCare's use of the model should not be construed as an endorsement of its accuracy.

                               OPTIONS EXERCISED

This table shows stock option exercises and the value of unexercised stock options held by the named executive officers during the last fiscal year.

AGGREGATED OPTION EXERCISES IN 2000 AND FISCAL YEAR-END OPTION VALUES

                                                          NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                             SHARES         VALUE        UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                            ACQUIRED ON    REALIZED       OPTIONS AT FY-END(#)             AT FY-END($)(2)
NAME                        EXERCISE(#)     ($)(1)     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----------------------------------------------------------------------------------------------------------------
Howard G. Phanstiel               --      $       --          --        500,000           --         $881,250
Bary G. Bailey                    --      $       --          --        400,000           --         $587,500
Bradford A. Bowlus                --      $       --     159,750        293,750           --         $     --
Christopher P. Wing               --      $       --     112,875        280,625           --         $293,750
Ronald M. Davis                   --      $       --     133,175        184,225           --         $     --
Alan R. Hoops                 23,000      $1,187,375     457,500        337,500           --         $     --
----------------------------------------------------------------------------------------------------------------

(1) This number is calculated as follows:

     - using the sale price as the "market price,"
     - then subtracting the option exercise price from the market price to get the "value realized per share," and
     - then multiplying the value realized per share by the number of options exercised.

     The amounts in this column may not represent amounts actually realized by the named executive officers.

(2) This number is calculated by:

     - subtracting the option exercise price from PacifiCare's December 29, 2000 closing market price ($15.00 per share, as reported by Nasdaq National Market) to get the "average value per option," and
     - multiplying the average value per option by the number of exercisable and unexercisable options.

     The amounts in this column may not represent amounts that will actually be realized by the named executive officers.

                         COMPENSATION COMMITTEE REPORT

In this section, we describe our executive compensation policies and practices, including the compensation we pay our Chief Executive Officer and the next four most highly compensated executive officers.

As of the date of this report, the members of our committee are Lloyd E. Ross, Warren E. Pinckert, II and David A. Reed. Richard M. Burdge served on this committee until he retired from the Board in June 2000 and David R. Carpenter served on this committee until he retired from the Board in August 2000. Mr. Reed joined the committee in July 2000. Sanford M. Litvack was appointed to our committee in February 2001.

During 2000, Mr. Ross, Mr. Pinckert, Mr. Burdge and Mr. Carpenter were "non-employee directors" under Rule 16b-3 of the Securities Exchange Act of 1934 and "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986. A subcommittee of this committee composed of Mr. Ross and Mr. Pinckert was formed to handle issues impacted by Section 16 of the Exchange Act and Section 162(m) of the code. Mr. Litvack will become a member of the subcommittee.

FUNCTIONS OF THE COMPENSATION COMMITTEE

Our committee has overall responsibility for PacifiCare's executive compensation policies and practices. Our functions include:

- establishing and periodically reviewing PacifiCare's executive compensation philosophy to assure that it
  -  attracts, motivates and retains key officers,
  -  aligns executive compensation to business strategy and performance,
  -  is consistent with sound competitive practices, and
  -  is administered in the stockholders' best interest,
- reviewing and administering PacifiCare's compensation practices, policies and plans,
- annually evaluating the performance of the Chief Executive Officer, including determining his compensation,
- reviewing and approving the Chief Executive Officer's recommendations on compensation and benefits for the other executive officers, and
-  making recommendations regarding the compensation of directors.

We retained the services of a nationally recognized consulting firm that provided independent expertise on executive compensation matters to assist us in developing and administering PacifiCare's executive compensation programs.

EXECUTIVE COMPENSATION PHILOSOPHY

PacifiCare's executive compensation programs integrate our business strategies and long-range plans, and include the following components:

-  a competitive base salary structure,
- an annual incentive plan based on the achievement of specific corporate and individual performance goals,
- equity incentive plans that align stockholder value with executive officer reward and retention, and
-  a competitive benefit program.

EXECUTIVE COMPENSATION COMPONENTS

PacifiCare's executive compensation program is based on four components, each of which is intended to serve the overall compensation philosophy.

Base Salary. We intend to set the base salary of executives at a level that will approximate the median of the amount paid to executive officers of companies with a similar business structure, complexity, size, and marketplace orientation. We review surveys of health care, service-oriented and Fortune 1000 companies in determining base salaries. We also consider the salary requirements to recruit new executives in competitive markets. We annually review and adjust base salary based on an individual's responsibilities, performance and tenure.

Annual Incentive Compensation. All of our executive officers participate in the annual incentive plan. This plan pays bonuses to our executives when predetermined performance objectives are achieved. Performance objectives are set each year by the committee based on performance objectives established under the annual incentive plan and previously approved by PacifiCare's stockholders.

The primary performance objective at the corporate level is typically a measure of financial success, such as growth in earnings per share. Business unit financial performance objectives and individual goals are established for executive officers under the annual plan. For each performance objective, we set minimum, target and maximum goals. Achievement of the goals corresponds to funding a bonus pool equal to a predetermined percentage of executive officer's salaries. The maximum amount that may be awarded to any one participant under the annual incentive plan is $2 million.

Because PacifiCare did not meet the primary performance objective established for 2000, no bonuses were paid under the annual incentive plan. Please refer to "2000 Actions" for a discussion of our 2000 discretionary bonus program.

Equity Incentives. When granting awards, the committee considers previous grants and stock ownership levels of executive officers. The committee also considers competitors' long-term incentive practices to ensure that our awards are consistent with competitive practices.

- Officer stock option plan. Under this plan, executive officers are eligible to receive periodic grants of stock options, stock grants, stock awards (instead of cash compensation payments other than base salary) and stock appreciation rights. Awards are intended to retain and motivate executive officers to improve long-term stock performance. Stock options are granted at an exercise price at least equal to the fair market value of the underlying common stock on the date of grant. Stock options generally vest in installments over multiple years.

- Premium priced stock option plan. A select group of our executive officers participate in the Amended 1997 Premium Priced Stock Option Plan, as amended. Participants in this plan received a one-time grant of options in 1997. Fifty percent of the options granted under this plan vested during 1999 when PacifiCare's common stock reached a price of $92.50 per share and will expire in 2007. The remaining fifty percent vest if the common stock price reaches $114.00 per share by 2002 and will expire if the targeted stock price is not achieved. If these options vest, they will expire in 2007.

Benefit Plans.

- Non-qualified deferred compensation plan. Under the non-qualified deferred compensation plan, executive officers may defer a portion of their salary and all or a portion of their bonus.

- Non-qualified stock unit deferred compensation plan. Under this plan, executive officers may defer all or a portion of their bonuses into units of PacifiCare common stock. In addition, under the stock unit plan, the CEO may defer all or a portion of his base salary. A risk premium is applied to all amounts deferred under this plan. At the time of deferral, the amount deferred, multiplied by the risk premium, is converted into units of common stock. The common stock price is based on the closing price of the stock on the Nasdaq National Market, on a date determined by the committee. Distributions under the stock unit plan are made in shares of PacifiCare common stock.

- Statutory restoration plan. Under this plan, executive officers may defer the amount of their salary and/or bonus that they could defer under the terms of the 401(k) plan, except for the application of statutory limits imposed by the tax laws for qualified plans. We provide matching contributions up to a certain percentage and profit-sharing contributions to this plan.

- Other. We review proposed employment agreements with senior executives being recruited by PacifiCare. In some instances, these employment agreements provide for minimum bonuses and grants of stock options as an inducement to join PacifiCare. Some executives are also given loans or cash payments to assist in relocation.

2000 ACTIONS

- We reviewed, revised and recommended approval of our charter by the full Board of Directors. The committee's charter was revised to include PacifiCare's Chairman of the Board as a member of the committee if that individual is a not an employee of PacifiCare.

-  We reviewed and approved the peer group used for compensation comparisons.

- Based on our recommendation, the board approved the 2000 Employee Plan, a broad-based employee stock option plan. We granted options under this plan, as well as under the existing officer plan, to newly hired senior executives to encourage them to accept employment with PacifiCare.

- Based on our recommendation, the board approved the Amended and Restated 2000 Non-Employee Directors Stock Plan, subject to stockholder approval of the plan at the 2001 annual meeting of stockholders. This plan was designed to grant stock options to non-employee directors annually, and when new directors are elected or appointed to the Board. This Plan is described in Appendix B -- Description of the Amended and Restated 2000 Non-Employee Directors Stock Plan.

- In October 2000, we recognized the critical need to retain key talent in a time of substantial corporate change and changing leadership. Working with our new Chief Executive Officer, Howard G. Phanstiel, and our external compensation consulting firm, we established a discretionary bonus award program both to reward those business units and executives who performed well in 2000 despite disappointing corporate results, and to retain key staff. Overall, the program paid discretionary bonuses that were 46 percent of 1999 annual incentive plan awards.

   As part of this discretionary bonus program, we also recognized the need to address the large number of stock options held by our employees with exercise prices substantially greater than the current market value of our common stock. These stock options were no longer effective in retaining or motivating, and contributed to a high level of company stock options outstanding.

   Participating executives, including the Chief Executive Officer and next four most highly compensated executive officers, will receive a cash payment in March 2001. Participating executives, not including the Chief Executive Officer and next four most highly compensated executive officers, will also receive a restricted common stock award if they voluntarily elect to surrender stock options with exercise prices in excess of $53 per share. The common stock will be granted on March 9, 2001, at the closing price of the stock on the Nasdaq National Market on that date, subject to a nine-month vesting period. The participating executives must remain employees of PacifiCare until December 2001 to vest in the common stock award. The number of options surrendered to receive the common stock award will be based on the value of the options surrendered, generally using the Black-Scholes option valuation model.

POLICY ON DEDUCTIBILITY OF COMPENSATION

Section 162(m) of the Internal Revenue Code limits the tax deductibility of compensation in excess of $1 million paid to PacifiCare's most highly compensated executive officers. Some compensation is deductible only if performance criteria are specified in detail and stockholders have approved the compensation arrangements. We generally administer our compensation plans to maintain the tax deductibility of compensation. PacifiCare has obtained stockholder approval for its annual bonus plan, the premium priced plan as well as each of its stock option plans, other than the 2000 Employee Plan. We believe that PacifiCare is in substantial compliance with Section 162(m). We believe, however, that it may be appropriate for PacifiCare to forego tax deductions in some limited circumstances to attract new executives in a competitive market or to continue to pay competitive compensation.

CHIEF EXECUTIVE OFFICER COMPENSATION

In early 2000, the committee focused on succession planning for the chief executive officer of PacifiCare and executive recruitment. With that in mind, Alan R. Hoops received no increase in his annual base salary of $920,000 for 2000. In June 2000, Mr. Hoops resigned as Chief Executive Officer. From July 2000 through March 31, 2001, Mr. Hoops was a consultant to PacifiCare and received compensation for his services. Mr. Hoops receives severance and his vested options are exercisable for one year after his termination date.

In June 2000, the Board of Directors selected Robert O'Leary to become PacifiCare's Chief Executive Officer. Mr. O'Leary received an annual base salary of $960,000, a sign-on bonus of $600,000 and options to purchase 350,000 shares of the Company's common stock. Mr. O'Leary's employment agreement and compensation was based upon our compensation philosophy and our assessment of competitive requirements. In October 2000, Mr. O'Leary resigned as Chief Executive Officer and employee of PacifiCare. During his tenure at PacifiCare, Mr. O'Leary received a total of $305,000 in salary plus his sign-on bonus. He did not receive severance, and his stock options terminated unvested when he resigned.

In December 2000, Howard G. Phanstiel was appointed Chief Executive Officer, after having previously served as acting Chief Executive Officer and Chief Financial Officer. For this appointment, we increased Mr. Phanstiel's salary to $900,000 to be competitive with salaries of chief executives at other companies of similar size. In recognition of the steps he has taken to formulate an immediate action plan to address the critical issues confronting PacifiCare, we approved a guaranteed bonus of no less than $350,000 for Mr. Phanstiel for 2000.

Mr. Phanstiel became PacifiCare's Chief Financial Officer in July 2000, at a base salary of $450,000, and with a sign-on bonus of $100,000. When Mr. O'Leary resigned, Mr. Phanstiel was appointed acting Chief Executive Officer. For this interim appointment as Chief Executive Officer, his annual salary was increased to $800,000.

When Mr. Phanstiel joined PacifiCare, he received a stock option grant to purchase 200,000 shares of PacifiCare common stock at $57.88 per share (the fair market value of the stock on the grant date) as an inducement grant under the 2000 Employee Plan. After the determination of the operating results of the third quarter of 2000 and the substantial decline in the value of PacifiCare common stock, we granted Mr. Phanstiel additional options to purchase 300,000 shares of common stock at $12.06 per share (the fair market value of the stock on the grant date) to retain Mr. Phanstiel. Mr. Phanstiel joined PacifiCare during the third quarter and we do not believe that the operating results for that quarter were attributable to Mr. Phanstiel's performance. Considering the current stock price, we did not believe that the original stock options created an adequate incentive to encourage Mr. Phanstiel to lead the efforts to improve PacifiCare operating results. All of Mr. Phanstiel's options vest 25 percent per year commencing one year following the date of grant.

THE COMPENSATION COMMITTEE:

Lloyd E. Ross, Chairman                                        February 13, 2001
Warren E. Pinckert II
David A. Reed

                             AUDIT COMMITTEE REPORT

The Audit, Finance and Ethics Committee reviews PacifiCare's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

We held eight meetings in 2000, and two meetings to date in 2001. During these meetings, we reviewed and discussed with management and Ernst & Young, LLP the audited consolidated financial statements. We also discussed with Ernst & Young, LLP matters required to be discussed by Statement on Auditing Standards No. 61.

In addition, we discussed with Ernst & Young, LLP its independence from PacifiCare and its management, including the matters in the written disclosures received from Ernst & Young, LLP as required by the Independence Standards Board Standard No. 1. Further, we considered the nature and scope of the nonaudit services provided by Ernst & Young, LLP, to PacifiCare and we considered the compatibility of these services with the auditor's independence.

Based on our reviews and discussions referred to above, we recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in PacifiCare's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

During 2000, we reviewed and adopted a new written charter. As of the date of this report, each of the members of our committee is independent as independence is defined under the listing standards of the National Association of Securities Dealers.

THE AUDIT, FINANCE AND ETHICS COMMITTEE:

Warren E. Pinckert II, Chairman                                 February 5, 2001
Bradley C. Call
Lloyd E. Ross

                               EXECUTIVE OFFICERS

The following table provides certain information about each of PacifiCare's current executive officers. Executive officers are elected by and serve at the discretion of PacifiCare's Board of Directors.

  CORPORATE EXECUTIVE OFFICERS

  Howard G. Phanstiel*             52   President and Chief Executive Officer
  Bary G. Bailey*                  42   Executive Vice President and Chief Strategic Officer
  Bradford A. Bowlus*              45   Executive Vice President and President and Chief Executive
                                        Officer, PacifiCare Health Plans
  Joseph S. Konowiecki*            48   Executive Vice President, General Counsel and Secretary
  Gregory W. Scott*                47   Executive Vice President and Chief Financial Officer
  Susan L. Berkel                  39   Senior Vice President, Finance and Corporate Controller
  Maria Z. Fitzpatrick             43   Senior Vice President and Chief Information Officer
  Robert N. Franklin               57   Senior Vice President, Public Affairs
  James A. Frey II*                34   Senior Vice President, Strategic Programs and Chief of Staff
  John F. Fritz                    56   Senior Vice President and Chief Actuary
  Mary C. Langsdorf                41   Senior Vice President, Finance
  Wanda A. Lee*                    60   Senior Vice President, Human Resources

* Member of the Office of the President. The Office of the President was formed in November 2000 as a focal point for setting priorities, authorizing major new products and projects, and monitoring our progress against these initiatives. The Office of the President meets weekly and serves as counsel to Mr. Phanstiel.

  HEALTH PLANS EXECUTIVE OFFICERS

  James W. Cassity                 49   Regional Vice President, Southwest Region and President and
                                        Chief Executive Officer, PacifiCare of Texas, Inc. and
                                        PacifiCare of Oklahoma, Inc.
  Donald E. Costa                  46   Regional Vice President, Northwest Region and President and
                                        Chief Executive Officer, PacifiCare of Oregon, Inc. and
                                        PacifiCare of Washington, Inc.
  Val C. Dean, M.D.                52   Regional Vice President, Central Region, and President and
                                        Chief Executive Officer, PacifiCare of Colorado, Inc.
  Ace M. Hodgin Jr., M.D.          45   Regional Vice President, Desert Region and President and
                                        Chief Executive Officer, PacifiCare of Arizona, Inc.
  Christopher P. Wing              43   Regional Vice President, Western Region and President and
                                        Chief Executive Officer, PacifiCare of California
  Ferial Bahremand                 49   Senior Vice President, Network Development and Management
  Edward C. Cymerys                48   Senior Vice President, Pricing and Underwriting
  Ronald M. Davis                  41   Senior Vice President and Chief Administrative Officer
  Katherine F. Feeny               48   Senior Vice President, Secure Horizons Sales and Marketing
  Michael A. Kaufman, M.D.         54   Senior Vice President, Health Services and Chief Medical
                                        Officer
  David A. Taaffe                  48   Senior Vice President, National Account Sales and Marketing

Mr. Phanstiel was appointed President and Chief Executive Officer in December 2000 after having served as acting Chief Executive Officer since October 2000. Mr. Phanstiel was appointed Executive Vice President and Chief Financial Officer in July 2000. Mr. Phanstiel was an executive of NetCatalyst from January 2000 until June 2000. Mr. Phanstiel was Chairman and Chief Executive Officer of ARV Assisted Living, Inc. from 1997 to 1999. Mr. Phanstiel was Executive Vice President of Finance and Information Services at WellPoint Health Networks from 1994 to 1997.

Mr. Bailey was appointed Executive Vice President and Chief Strategic Officer in July 2000. Mr. Bailey was Executive Vice President of Finance, Information Technology and Strategic Initiatives and Chief Financial Officer at Premier Inc., a hospital alliance, from 1995 to July 2000. Mr. Bailey is a Director of LTC Healthcare, Inc. and a member of its compensation committee.

Mr. Bowlus has been Executive Vice President and President and Chief Executive Officer of PacifiCare Health Plans since 1999. Mr. Bowlus was Regional Vice President, Western Region and President and Chief Executive Officer of PacifiCare of California from 1997 to 1999. From 1994 to 1997, Mr. Bowlus served in various capacities for PacifiCare, including President and Chief Executive Officer of PacifiCare of Washington, Inc., President and Chief Executive Officer of PacifiCare Dental and Vice President of PacifiCare of California.

Mr. Konowiecki has been Executive Vice President since 1999, and has been General Counsel of PacifiCare since 1989, and Secretary of PacifiCare since 1993. Mr. Konowiecki has been a partner of Konowiecki & Rank LLP, including a professional corporation, or its predecessor, since 1980 and has over 21 years of practice in business, corporate and health care law.

Mr. Scott was appointed Executive Vice President and Chief Financial Officer in January 2001. Prior to joining PacifiCare, Mr. Scott was Chief Operating Officer and Chief Financial Officer of Medsite, Inc., an e-commerce and pharmaceutical services company, from 1999 through January 2001. Mr. Scott was Senior Vice President and Chief Financial Officer of Prudential HealthCare Group from 1995 to 1999.

Ms. Berkel was appointed Senior Vice President, Finance and Corporate Controller in December 2000. Ms. Berkel was Vice President, Finance and Assistant Corporate Controller from 1999 to December 2000 and Director, Finance from 1995 to 1999.

Ms. Fitzpatrick has been Senior Vice President and Chief Information Officer since September 2000. From March 2000 through September 2000, Ms. Fitzpatrick was Interim Chief Information Officer. Ms. Fitzpatrick was Vice President, Information Technology-Systems Development from 1996 to 2000.

Mr. Franklin has been Senior Vice President, Public Affairs since 1997. From 1993 to 1997, Mr. Franklin was Senior Vice President, Public Affairs of FHP International Corporation, which merged with PacifiCare in 1997.

Mr. Frey was appointed Senior Vice President, Strategic Programs and Chief of Staff in November 2000. Mr. Frey was Senior Vice President, Operations from January 2000 to November 2000. Mr. Frey was President, PacifiCare of Nevada, Inc. during 1999, and was Vice President of Operations, Desert Region from 1997 to 1999. Mr. Frey was Director of Regulatory Affairs, Desert Region from 1996 to 1997.

Mr. Fritz was appointed Senior Vice President and Chief Actuary in January 2001. Prior to joining PacifiCare, Mr. Fritz was a Partner with Ernst & Young LLP from 1996 to January 2001.

Ms. Langsdorf has been Senior Vice President, Finance since January 1999, and was Interim Chief Financial Officer from 1999 to July 2000. Ms. Langsdorf was PacifiCare's Corporate Controller from 1996 to December 2000. From 1995 to 1999, Ms. Langsdorf was Vice President, Finance.

Ms. Lee has been Senior Vice President, Corporate Human Resources since 1993.

Mr. Cassity has been Regional Vice President, Southwest Region and President and Chief Executive Officer of PacifiCare of Texas, Inc. and PacifiCare of Oklahoma, Inc., since March 2000. From 1997 through 1999, Mr. Cassity was President, Central Division, Prudential HealthCare, a national healthcare company, and Vice President, Prudential HealthCare, from 1996 to 1997.

Mr. Costa has been Regional Vice President, Northwest Region and President and Chief Executive Officer of PacifiCare of Oregon, Inc. and PacifiCare of Washington, Inc., since December 2000. Mr. Costa was Chief Financial Officer of PacifiCare of Oregon, Inc. and PacifiCare of Washington, Inc. from 1997 to December 2000 and PacifiCare of California in 1997. From 1993 to 1997, Mr. Costa was Vice President and Chief Accounting Officer, PacifiCare of California.

Dr. Dean has been Regional Vice President, Central Region and President and Chief Executive Officer of PacifiCare of Colorado, Inc. since May 2000. Dr. Dean was Chief Operating Officer of PacifiCare of Colorado Inc., formerly FHP of Colorado, from 1994 to May 2000. Dr. Dean was also Senior Medical Director of FHP of Colorado from 1993 to 1997.

Dr. Hodgin has been Regional Vice President, Desert Region and President and Chief Executive Officer, PacifiCare of Arizona, Inc. since 1999. Dr. Hodgin was Vice President, Health Services, PacifiCare of Arizona, Inc. from 1997 to 1999, and Medical Director, PacifiCare of Arizona, Inc. from 1994 to 1997.

Mr. Wing has been Regional Vice President, Western Region and President and Chief Executive Officer of PacifiCare of California since August 2000. From 1997 to August 2000, Mr. Wing was Regional Vice President, Northwestern Region, and President and Chief Executive Officer, PacifiCare of Washington, Inc. From 1994 to 1997, Mr. Wing served in various capacities for PacifiCare, including President and Chief Executive Officer, PacifiCare of Utah, Inc., Senior Vice President, Health Services of PacifiCare of California and Vice President, General Manager, PacifiCare of California.

Ms. Bahremand was appointed Senior Vice President, Network Development and Management in April 2001. Ms. Bahremand was Vice President, Corporate Network and Medical Management from August 2000 to April 2001. From 1998 to August 2000, Ms. Bahremand was Vice President, Corporate Medical Management. Prior to joining PacifiCare, Ms. Bahremand was Vice President of Network Development and Management for WellPoint from 1985 to 1998. Ms. Bahremand is a registered nurse.

Mr. Cymerys was appointed Senior Vice President, Pricing and Underwriting in February 2001. Mr. Cymerys was Vice President, Actuary, Pricing and Underwriting from 1998 to February 2001. Prior to joining PacifiCare, Mr. Cymerys was senior actuary for the San Francisco health care industry consulting practice of Towers Perrin from 1995 to 1998.

Mr. Davis has been Senior Vice President and Chief Administrative Officer, Health Plans since 1999. Mr. Davis was Senior Vice President, Corporate Operations from 1995 to 1999.

Ms. Feeny has been Senior Vice President, Secure Horizons Sales and Marketing since January 2000. During 1999, Ms. Feeny was Vice President, Sales and Marketing, Secure Horizons of California, and was Regional Sales Director, Secure Horizons of California from 1995 to 1997.

Dr. Kaufman has been Senior Vice President and Chief Medical Officer since December 2000. Prior to joining PacifiCare, Dr. Kaufman was Senior Vice President and Chief Medical Officer for WellPoint from 1996 to January 2000.

Mr. Taaffe has been Senior Vice President, National Account Sales and Marketing since January 2000. Prior to joining PacifiCare, Mr. Taaffe was the East Coast Vice President of Sales, Prudential HealthCare from 1997 to 1999. From 1994 to 1997, he was Vice President of Sales for Prudential's Southern California operations.

                               OTHER INFORMATION

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

PacifiCare and its subsidiaries purchased health care services from various medical service organizations owned by UniHealth Foundation totaling $29 million for the year ended December 31, 2000.

We contract with Joseph S. Konowiecki, a professional corporation, for his services as Executive Vice President, General Counsel and Secretary of PacifiCare. For these services, we pay his professional corporation $132,000 per year. In addition, Mr. Konowiecki is eligible to participate in the employee stock option plan and the Premium Priced Stock Option Plan. During 2000, he received 35,000 options with an exercise price of $53.88 per share. As of April 30, 2001, Mr. Konowiecki held 212,125 vested nonqualified stock options at a weighted average exercise price of $70.60 per share. In January 2001, PacifiCare granted Mr. Konowiecki 60,000 shares of restricted common stock. The stock vests in 25 percent increments on the anniversary of the grant. If Mr. Konowiecki voluntarily terminates his relationship with us or if we terminate the relationship for cause, Mr. Konowiecki would lose all rights to any of the unvested stock. The vesting of the stock will accelerate if a change of control occurs or in the event of Mr. Konowiecki's death or disability.

Mr. Konowiecki's contract has an indefinite term. If the contract is terminated for reasons other than his incapacity, disability or misconduct, Mr. Konowiecki's professional corporation will receive its annual fee for two years. In addition, Mr. Konowiecki will have the right to exercise all of his vested options within one year of the date of termination. However, if following involuntary termination, Mr. Konowiecki is retained on a similar basis by any of our competitors, the termination payments are reduced by amounts equal to the payments received from the competitor.

Further, if this contract is terminated within 24 months following a change of control of PacifiCare, Mr. Konowiecki's professional corporation will receive its annual fee for two years. Upon a change of control (as defined in the employee stock option plan) all of Mr. Konowiecki's nonqualified options will automatically vest and become fully exercisable. In addition, Mr. Konowiecki will receive the cash payment on his premium priced stock options similar to the cash payment the named executive officers will receive. See Appendix A "1997 Premium Priced Stock Option Plan." The maximum cash payment to Mr. Konowiecki could be approximately $2 million.

We contract with Konowiecki & Rank LLP to manage the legal services for PacifiCare, including providing legal services for us and arranging for other law firms to provide legal services for us. We do not have an in-house legal staff. Mr. Konowiecki's professional corporation is a partner of Konowiecki & Rank and receives income through the limited liability partnership. Our contract has a three-year term that is automatically extended by one year on each January
1. The contract currently expires on December 31, 2003. Either Konowiecki & Rank or PacifiCare may prevent the extension of the term on any January 1 by providing notice at least six months prior to the extension date. We pay Konowiecki & Rank for its legal services on an hourly basis at rates established each year, with a fixed monthly charge for Mr. Konowiecki's time. In addition, we have agreed to pay Konowiecki & Rank 50 percent of any savings we achieve for legal services based upon the difference between our actual legal costs (with some exclusions) and our budgeted legal fees for the year. During 2000, we paid Konowiecki & Rank $10 million in legal fees.

PacifiCare extended a loan in the amount of $540,000 to Mr. Bailey as part of his compensation package for joining PacifiCare as an executive officer. The loan bears interest at the Internal Revenue Service mandated rate, and will lapse in a series of annual installments over a three-year period beginning July 17, 2001. If Mr. Bailey is terminated for cause or Mr. Bailey terminates his employment for reasons other than death or disability, Mr. Bailey will be obligated to repay the outstanding balance of the loan. As of December 31, 2000, the entire principal amount remained outstanding.

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

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

PacifiCare believes that during 2000, all filings with the SEC by its officers, directors and 10 percent stockholders complied with requirements for reporting ownership and changes in ownership of PacifiCare's common stock under Section 16(a) of the Securities Exchange Act of 1934, except that Richard M. Burdge (a former director) did not file a report for one transaction on a timely basis. Once discovered, this oversight was promptly corrected.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Our Board has selected Ernst & Young, LLP as PacifiCare's independent public accountants for the current fiscal year. They have served in this capacity since 1984. Fees for the last fiscal year were as follows:

- $1.8 million for the annual audit

- $0.0 million for financial information systems design and implementation services

- $5.9 million for all other nonaudit services

We expect representatives of Ernst & Young, LLP to attend the meeting, to respond to questions from stockholders, and they will have the opportunity to make a statement.

OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING

At the time this proxy statement was published, the Board of Directors knew of no other matters constituting a proper subject for action by the stockholders that would be presented at the Annual Meeting. However, if any other business should come before the meeting for stockholder action, the persons acting under proxies in the enclosed proxy card will vote thereon in accordance with their best judgment.

STOCKHOLDER PROPOSALS

If you want us to consider including a proposal in our proxy statement next year, you must deliver it to PacifiCare's Investor Relations department no later than January 3, 2002. Proposals should be submitted in writing to, Investor Relations, P.O. Box 25186, Santa Ana, California 92799-5186. Unless a stockholder who wishes to bring a matter before the stockholders at PacifiCare's 2002 annual meeting of stockholders notifies the PacifiCare of such matter prior to March 20, 2002, management will have discretionary authority to vote all shares for which it has proxies in opposition to such matter.

COSTS OF PROXY SOLICITATION

PacifiCare is paying for distributing and soliciting proxies. As a part of this process, PacifiCare reimburses brokers, nominees, fiduciaries and other custodians reasonable fees and expenses in forwarding proxy materials to stockholders. PacifiCare has engaged Georgeson & Company, Inc. ("Georgeson") to assist in the distribution and solicitation of proxies. We agreed to pay Georgeson a fee of $7,500 plus expenses for their services. Employees of PacifiCare or its subsidiaries and Georgeson may solicit proxies through mail, telephone or other means. Employees do not receive additional compensation for soliciting proxies.

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

INCORPORATION BY REFERENCE

Filings made by PacifiCare with the SEC sometimes "incorporate information by reference." This means PacifiCare is referring you to information that has previously been filed with the SEC, so the information should be considered as part of the filing you are reading. Based on the SEC's rules, the performance graph on page 13 of this proxy statement and the "Compensation Committee Report" on page 19 specifically are not incorporated by reference into any other filings with the SEC.

By order of the Board of Directors

/s/ JOSEPH S. KONOWIECKI
Joseph S. Konowiecki
Executive Vice President,                                           May 23, 2001
General Counsel and Secretary                              Santa Ana, California

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

               APPENDIX A -- EMPLOYMENT AND SEVERANCE AGREEMENTS

PacifiCare has entered into employment agreements with the named executive officers. Each agreement has an initial term of eighteen or twenty-four month terms with the ability to extend the terms for successive one-year terms at our election. If a Change-of-Control (as described below) occurs, then the term of the agreement is extended for a 24-month period from the date of the Change-of-Control. If an executive is offered a new employment agreement and the executive does not accept such agreement, then the executive will remain employed by PacifiCare but without the benefits of a written employment agreement. The agreements provide entitlement to base salary, participation in all employee benefit programs, reimbursement for business expenses and participation in PacifiCare's annual incentive plan and employee stock option plan. The agreements also entitle the officer to receive severance benefits if the officer's employment with PacifiCare is terminated for various reasons, including death, disability, termination without cause and termination following a change of ownership or control of PacifiCare.

Termination Without Cause. If the named executive officer is terminated by PacifiCare without cause (other than for incapacity, disability, habitual neglect or gross misconduct), the employment agreements provide for severance payments in equal installments over the severance period. The severance periods are 24 months for Mr. Phanstiel and Mr. Bailey, 36 months for Mr. Bowlus and 18 months for Mr. Wing and Mr. Davis. Severance benefits include the following:

-  base salary,
-  historical average incentive plan bonus,
-  continuation of medical, dental and vision coverage,
-  automobile allowance,
-  outplacement services, and
- any other bonus amounts or benefits to which the named executive officer may be entitled under any of PacifiCare's benefit plans.

Additionally, upon termination the named executive officers retain the right to exercise any vested options for one year following the effective date of termination.

The contingent liability for severance payments that PacifiCare would be required to make for termination without cause under the employment agreements (excluding amounts that may be payable under incentive plans and the value of certain benefits) would be approximately $1,620,400 to Mr. Phanstiel, $1,120,400 to Mr. Bailey, $1,827,000 to Mr. Bowlus, $688,500 to Mr. Wing, and $508,500 to Mr. Davis.

Termination Within 24 months of a Change of Control. Under the employment agreements, a change of ownership or control would result if:

- any merger, consolidation or sale of securities results in any individual, entity or group as defined under securities law acquiring beneficial ownership of 20 percent or more of the voting common stock of PacifiCare,
-  PacifiCare sells substantially all of its material assets,
-  PacifiCare dissolves or is liquidated,
-  PacifiCare becomes a non-publicly held company, or
- incumbent directors cease for any reason to constitute a majority of the Board of Directors. Incumbent directors are those directors who were members of the board as of December 20, 2000. Directors approved for appointment by at least 50 percent of the incumbent directors after December 20, 2000, are also incumbent directors. Incumbent directors exclude individuals who initially assume office as a result of an actual or threatened election contest, solicitation of proxies or consents by or on behalf of a person or entity other than the board.

If the named executive officers, other than Mr. Hoops, are terminated by PacifiCare within 24 months of a change of control (other than for incapacity, disability, habitual neglect or gross misconduct), the employment agreements provide for lump-sum payment of base salary and certain benefits. The lump-sum payments would include 36 months of benefits for Mr. Phanstiel, Mr. Bailey and Mr. Bowlus, and

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

24 months of benefits for Mr. Wing and Mr. Davis. The lump-sum payments would include the same items described under Termination Without Cause, plus the following:

-  prorated annual incentive plan bonus, and
-  amounts to cover any excise tax penalties.

Additionally, the named executive officers would receive the right to exercise all unexercised stock options as if all such options were fully vested, within one year of the effective date of termination.

The contingent liability for severance payments that PacifiCare would be required to make for change of control under the employment agreements (excluding amounts that may be payable under incentive plans and the value of certain benefits) would be approximately $2,430,600 to Mr. Phanstiel, $1,680,600 to Mr. Bailey, $1,827,000 to Mr. Bowlus, $918,000 to Mr. Wing, $678,000 to Mr.
Davis.

1997 Premium Priced Stock Option Plan. Upon a change of control (as defined in the employee stock option plan), and if a minimum per-share consideration is paid for the transaction, Mr. Bowlus, Mr. Wing, Mr. Davis and Mr. Hoops will receive a cash payment for each unexercised premium priced option equal to the difference between (x) 110 percent of the price per share at which the PacifiCare common stock is sold in the change of control transaction and (y) the exercise price of the premium priced option. If the per-share consideration equals or exceeds $115 per share, the executive officers will not receive a cash payment. The exercise price for one-half of the premium priced options outstanding is $92.50 per share. The exercise price for the balance is $114.00 per share. For Mr. Bowlus, Mr. Wing, Mr. Davis and Mr. Hoops, the maximum cash payments under this program could total approximately $18 million.

Mr. Hoops. Since July 2000, Mr. Hoops has been a consultant to PacifiCare. Until March 31, 2001, Mr. Hoops received a salary, and was eligible to participate in PacifiCare's benefit programs and be reimbursed for business expenses. Since March 31, 2001, Mr. Hoops is receiving an amount equal to: (a) 36 months of his latest annual base salary, (b) three times his average bonus under the annual incentive plan for the last two years, (c) continuation of health benefits, (d) 36 months of his automobile allowance, (e) outplacement services and (f) the ability to exercise all vested stock options for one year. Mr. Hoops is receiving the severance benefits over a period of 36 months. Upon a change in control, Mr. Hoops would receive a lump-sum payment for the severance benefits. During 2000, we recorded $6 million for these benefits.

Noncompetition Arrangements. If, while receiving severance payments following their involuntary termination, any named executive officer is employed by a competitor, their severance payments will be reduced by an amount equal to the payment received from the competitor.

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

             APPENDIX B -- DESCRIPTION OF THE AMENDED AND RESTATED
                     2000 NON-EMPLOYEE DIRECTORS STOCK PLAN

Following is a summary of the principal features of the Amended and Restated 2000 Non-Employee Directors Stock Plan. This summary is qualified in its entirety by the full text of the Plan, which is set forth as Exhibit 1 to this Proxy Statement.

The 2000 Non-Employee Director Stock Option Plan was originally approved by our Board on June 22, 2000, subject to stockholder approval. In February 2001, certain changes to the 2000 Plan were recommended to the Board by our external compensation consultant. These changes were recommended to attract and retain qualified individuals to serve on our Board. The Board approved these changes to the Plan and they were incorporated into the Amended and Restated 2000 Non-Employee Directors Plan. The amended plan was approved by the Board in April 2001, subject to stockholder approval. The amended plan replaces and succeeds the 2000 Non-Employee Directors Stock Option Plan.

DESCRIPTION OF THE AMENDED AND RESTATED 2000 NON-EMPLOYEE DIRECTORS STOCK PLAN

On June 30 of each year, our non-employee directors are automatically granted stock options to purchase 5,000 shares of PacifiCare common stock so long as the director has served on the Board during the 12 preceding months and was not eligible to receive awards under the employee stock option plans. Our Chairman is granted options to purchase 10,000 shares. Currently, nine directors are eligible to participate in the Amended and Restated 2000 Non-Employee Directors Plan.

When first elected or appointed as a director, each person is also automatically granted options to purchase 25,000 shares of PacifiCare common stock. Discretionary grants may also be made under the Plan.

The per-share exercise price of an option may not be less than the closing price of the common stock on the grant date. Options granted under the plan are fully vested at the time of grant. The shares of common stock underlying the option, however, may not be sold within six months of the grant date.

Options granted under the Plan may not be exercised after the earlier of the expiration of 10 years from the grant date or the expiration of one year from the time a director voluntarily or involuntarily ceases to be a director of PacifiCare for any reason.

Stock options are not assignable or transferable other than by will or by the laws of descent and distribution. During a director's life, stock options may be exercised only by the director, his or her guardian or legal representative or a person approved by the committee.

During 2000, each non-employee director, other than the Chairman of the Board, were granted options to purchase 5,000 shares of common stock. As Chairman of the Board, Mr. Reed was granted options to purchase 10,000 shares of common stock. The Compensation Committee exercised its discretion to grant each non-employee director, as of February 5, 2001, options to purchase 10,000 shares of PacifiCare common stock, based on the grant date closing price of the common stock on the Nasdaq National Market on February 5, 2001 ($25.50 per share). This grant was made to retain the existing non-employee directors and to align the interest of such directors with those of the stockholders. The aggregate market value of the common stock underlying options outstanding under the Plan as of May 1, 2001 was $6.6 million.

AVAILABLE SHARES

400,000 shares of common stock are available for issuance under the Plan. This authorization may be increased by the board, subject to stockholder approval. Shares of common stock issuable under the Plan may be taken either from authorized but unissued shares or treasury shares. The Plan provides for an equitable adjustment to the number or kind of stock options or stock units credited to stock unit accounts in the event the outstanding shares of common stock are affected by dividends, recapitalizations, mergers, stock splits or similar changes.

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

TERMINATION OR AMENDMENT OF THE PLAN

The board may terminate, amend or modify the Plan. However, no such termination, amendment or modification may adversely affect the rights of any director or beneficiary without their consent. Unless earlier terminated by the board, the Plan will remain in effect until all stock unit accounts have been settled, and all stock options have been exercised or terminated. However, stock options may only be granted within 10 years from the effective date.

ADMINISTRATION

The compensation committee administers the Plan, and has full authority to:

-  Construe, interpret and implement the Plan and any related document,

-  Prescribe, amend and rescind rules relating to the Plan, and

- Correct any defect, supply any omission and reconcile any inconsistency in the Plan.

DESCRIPTION OF CHANGES TO THE 2000 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

In April 2001, our Board approved the Amended and Restated 2000 Non-Employee Directors Plan, subject to stockholder approval. Changes to the 2000 Non-Employee Directors Stock Option Plan included:

- Increasing the number of options granted to directors when first elected or appointed to the Board from 10,000 to 25,000,

-  Extending the exercisability of a stock option to 10 years,

- Providing directors the election to receive all or a portion of their annual retainer into stock options, and

- Permitting the directors to defer a portion of their annual retainer into units of PacifiCare common stock.

Beginning in July 2001, if stockholder approval of the plan is obtained, non-employee directors may elect to receive 50 percent of their annual retainer fees as stock options, subject to Compensation Committee approval each year. If they so elect, the number of options they receive will be based on a formula. According to the formula for the 2001 - 2002 board year, 50 percent of their annual retainer fee is multiplied by four, and the product is divided by the closing price of PacifiCare's common stock on the grant date. These options will be granted on July 1 of each year.

Beginning with the 2001 annual retainer, if stockholder approval is obtained, non-employee directors may elect to defer 50 percent of their annual retainer fees. If a director elects to defer a portion of their annual retainer, that amount will be credited as stock units to an account maintained for the director. The number of stock units a directors receives will be based on the closing price of PacifiCare's common stock on the day the annual retainer fee would have been paid but for the deferral. Currently, the annual retainer fee is $40,000 and is paid annually on July 1.

The value of the stock units fluctuates based on the fair market value of PacifiCare common stock. If dividends are paid on the common stock, the stock unit account is credited accordingly with additional stock units. When a director terminates his service as a director, a distribution from his stock unit account will be made in a single payment of shares of our common stock. At the discretion of the Compensation Committee, a distribution may be made out of a director's stock unit account under special circumstances.

Deferral elections continue indefinitely, unless changed by the director. If no such elections are made, the annual retainer fees are paid to the non-employee directors entirely in cash. Our Governance and Nominating Committee has adopted a policy whereby each non-employee director will be required to defer half of his or her annual retainer in stock units until he or she owns 2,000 shares or stock units of PacifiCare's common stock.
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

REASON FOR PROPOSAL

The Amended and Restated 2000 Non-Employee Directors Stock Plan is being submitted to the holders of PacifiCare common stock for approval at the Annual Meeting to retain its exemption under Section 16(b) of the Exchange Act.

The changes to the Plan were made to retain the competitiveness of directors' compensation. This allows PacifiCare to recruit and retain qualified individuals to serve on its Board.

The purposes of the Plan are to:

- Provide non-employee directors with flexibility as to the form and timing of their annual retainer fees for board service,

-  Align the interests of directors with the interests of our stockholders, and

-  Attract and retain qualified individuals to serve as directors.

The Board approved the Amended and Restated 2000 Non-Employee Directors Stock Plan and recommends a vote for the approval of the Plan.

FEDERAL INCOME TAX CONSEQUENCES

The following summarizes the federal income tax consequences of the Plan. This summary is general in nature and does not purport to be complete. Also, state and local income tax consequences are not discussed and may vary from locality to locality.

Annual Retainer Fees

Fees received by non-employee directors are taxable as ordinary income. A director will not be taxed on the fees deferred as stock units until the common stock is distributed. When distributed, the fair market value of the common stock will be taxable as ordinary income. PacifiCare will be entitled to a corresponding income tax deduction equal to the amount of the director's ordinary income.

Options

Non-employee directors will not recognize taxable income at the time stock options are granted. At exercise, the difference between the fair market value of the common stock and the exercise price will be taxable as ordinary income to the director. PacifiCare will be entitled to a corresponding income tax deduction equal to the amount of the director's ordinary income. Tax consequences to the director will arise again at the time the shares of common stock are sold. If the shares have been held for more than one year, the gain or loss will be treated as long-term capital gain or loss. Otherwise, the gain or loss will be treated as short-term capital gain or loss. The amount of any gain or loss will be calculated under the general principles for determining gain and loss and will equal the difference between the amount realized on the sale and the tax basis of the shares. (The tax basis will equal the exercise price paid plus any ordinary income recognized upon exercise of the option.)

A director who surrenders shares of PacifiCare common stock in payment of the exercise price of an option will not recognize gain or loss on his surrender of such shares, but will recognize ordinary income and the exercise of the option as described above. Of the shares received in such as exchange, that number of shares equal to the number of shares surrendered will have the same tax basis and capital gains holding period as the shares surrendered. The balance of the shares received will have a tax basis equal to their fair market value of the date of exercise and the capital gains holding period will begin on the date of exercise.

If PacifiCare delivers cash (instead of fractional shares) or shares of PacifiCare common stock to a director pursuant to a cashless exercise program, the director will recognize ordinary income equal to the cash paid and the fair market value as of the date of exercise of any shares delivered to him. An amount equal to any such ordinary income will be deductible by PacifiCare, provided it complies with applicable reporting requirements.

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                         APPENDIX C -- CHARTER FOR THE
                      AUDIT, FINANCE AND ETHICS COMMITTEE
                          OF THE BOARD OF DIRECTORS OF
                        PACIFICARE HEALTH SYSTEMS, INC.

COMPOSITION

The Audit, Finance and Ethics Committee (the "Committee") of the Board of Directors (the "Board") of PacifiCare Health Systems, Inc. (the "Company") shall consist of the Chairman, provided that the Chairman is not concurrently an employee of the Company, and at least three additional members of the Board, all of whom shall be independent of the Company's management and shall meet the independence and experiences requirements of the Nasdaq Stock Market. Members of the Committee shall be considered independent if they have no relationship to the Company (other than that of a Board member or a stockholder) that may interfere with the exercise of their independence from management and the Company. All Committee members will be financially literate, and at least one member will have accounting or related financial management expertise. The Board shall appoint each additional member of the Committee. The Chairman of the Board, if concurrently an employee of the Company, and the Company's Chief Executive Officer shall not be Committee members or entitled to vote on any matter before the Committee, but shall be entitled to attend meetings, except when the Chairman of the Committee deems it inappropriate. The Board shall appoint one of the Committee members Chairman of the Committee or, absent such appointment, the Committee members shall appoint a Chairman.

STATEMENT OF POLICY

The Committee shall provide assistance to the members of the Board in fulfilling their responsibility to the Company's stockholders, potential stockholders, and the investment community. The Committee will review the accounting and reporting practices of the Company for fair presentation. When it deems it appropriate, the Committee will also review the Company's legal and financial compliance with applicable laws, regulatory requirements, industry guidelines and policies. At the request of the Board, the Committee will also provide assistance in analyzing and evaluating the financial effects of certain proposed undertakings of the Company. In performing these functions, it is the responsibility of the Committee to maintain free and open means of communication between the Directors, the independent auditors, the internal auditors and the financial management of the Company. The Committee will also oversee the Company's Ethics Program related to the conduct of business for compliance with high ethical standards.

RESPONSIBILITIES

The Board believes the Committee's policies and procedures should remain flexible. The Committee will oversee the Company's adoption and implementation of policies and procedures, including internal controls, intended to ensure that the Company complies with all applicable legal, financial and accounting requirements.

In carrying out these responsibilities, the Committee will:

GENERAL

     - Annually review and assess the adequacy of this Charter (or more frequently as conditions dictate) and recommend any proposed changes to the Board for approval.

     - Review human resources capacity in the accounting and financial areas of the Company and review succession planning within the accounting and financial areas of the Company.

     - Report the results of the annual audit to the Board and report to the Board from time to time or whenever called upon by the Board to do so. At the discretion of the Committee, or if requested by the Board, the Committee may invite the independent auditors to attend the meeting of the

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

        Board at which the annual audit is reported to the Board. At the Committee's request, the independent auditors may assist in reporting the results of the annual audit to the Board or to answer other Directors' questions. Alternatively, the Directors, who are not members of the Committee, may be invited by the Committee to attend the Committee meeting during which the results of the annual audit are reviewed.

     - Investigate any matter brought to its attention within the scope of its duties and responsibilities with the power to retain outside counsel for this purpose, if in its judgment, that is appropriate.

     - Review reports received from regulators and other legal and regulatory matters that may have a material effect on the financial statements or related Company compliance policies.

     - Perform such other functions and have such power as may be necessary or convenient in the efficient and lawful discharge of its duties and responsibilities under this Charter.

INDEPENDENT AND INTERNAL AUDITORS

     - Review and recommend annually to the Board, the firm of certified public accountants to be employed by the Company as its independent auditors to audit the financial statements of the Company and its divisions and subsidiaries.

     - Have a clear understanding with the independent auditors that they are ultimately accountable to the Board (which has the ultimate authority in deciding to engage, evaluate, and if appropriate, terminate their services).

     - Obtain annually from the independent auditors a written report delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the Board take, appropriate action to ensure the continuing independence of the auditors.

     - Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit and timely quarterly reviews for the current year. Discuss the procedures to be utilized for the audit, and the independent auditors' compensation. Discuss the results of the engagement with the Board and financial management of the Company, including any comments or recommendations of the independent auditors.

     - Review and approve management's appointment, termination, or replacement of the Vice President of internal audit.

     - Review and approve the internal audit functions of the Company, including the independence and authority of its reporting obligations, the proposed audit plans for the upcoming year and the coordination of such plans with the independent auditors.

     - Provide sufficient opportunity for the internal and independent auditors to meet with the Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial, accounting and auditing personnel and the cooperation that the independent auditors received during the course of the audit.

INTERNAL CONTROL AND RISK

     - Review the adequacy and effectiveness of the accounting and financial controls of the Company with the independent auditors, the Company's internal auditor and financial and accounting personnel and such other officers of the Company that the Committee deems appropriate. Elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. The Committee shall give particular emphasis to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

     - Receive prior to each Committee meeting a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

     - Inquire of management, the internal auditor, and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

FINANCIAL STATEMENT FILINGS AND REVIEWS

     - Review the quarterly financial statements with financial management, such other officers of the Company that the Committee deems appropriate and the independent auditors prior to the filing of the Form 10-Q (or prior to the press release of quarterly financial results, if possible). Prior to the filing of the Form 10-Q or other filing with the Securities and Exchange Commission, determine whether the independent auditors object to any of the proposed content of the financial statements or the proposed disclosure relating to the financial statements. Discuss with the auditors any other matters the auditors are required to communicate to the Committee. The Chair of the Committee may represent the entire Committee for purposes of this review.

     - Review the financial statements contained in the Company's annual report to stockholders with management and the independent auditors. Determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the stockholders. Quarterly, discuss with management and the independent auditors any other matters required to be communicated to the Committee by the auditors. Review and understand significant financial reporting issues and practices including changes in, or adoptions of, accounting principles and disclosure practices. Also review management's judgments about the quality, not just acceptability, of accounting principles. Review and approve the clarity of the financial disclosure practices used or proposed to be used. Review and agree to, or challenge the degree of aggressiveness or conservatism of the Company's accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements.

ETHICS PROGRAMS

     - Oversee that the Company's mission, values, and Code of Ethics are properly communicated to all employees on an annual basis.

     - Oversee the implementation of the Company's Ethics Program, adherence to the Code of Ethics and governmental rules and regulations and recommend to management any revisions thereto, as appropriate.

     - Review the activities of the Company and its employees in light of the Company's Code of Ethics and the Ethics Program so that the Company's policies and procedures are properly understood and followed.

     - Review matters relating to education, training and communication relating to the Company's Code of Ethics so that the Company's policies and procedures on ethics and compliance are properly disseminated, understood and followed.

     - Present to the Company's Board, as the Committee deems appropriate, such measures and recommend such actions as may be necessary or desirable to assist the Company in conducting its activities in full compliance with all applicable laws, regulations, policies, and the Company's Code of Ethics.

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

PROCEDURES AND MEETINGS

The Committee is empowered to adopt its own rules and procedures, which shall not be inconsistent with the Bylaws of the Company, resolutions of the Board, or applicable law and government regulations. The Committee will hold at least four regular meetings per year and additional meetings as the Chairman of the Committee may deem necessary. When invited and as determined by the Committee Chairman, corporate executives, may also attend meetings, except for portions of the meetings at which their presence would be inappropriate.

COMMUNICATION WITH THE BOARD OF DIRECTORS

The Committee Chairman shall inform the Board promptly of the Committee's deliberations and conclusions to the extent appropriate.

COMMITTEE FIDUCIARY OBLIGATIONS

In performing their duties pursuant to this Charter, the members of the Committee shall have and exercise a fiduciary obligation to the Company and all its stockholders and shall have such duties of care and loyalty as would attach to the members of the Board in exercising the same or similar duties.

MINUTES

Minutes of each Committee meeting shall be kept and certified by the Committee Chairman and distributed to all Board members.

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

                                                                       EXHIBIT 1

                              AMENDED AND RESTATED
                          2000 NON-EMPLOYEE DIRECTORS
                                   STOCK PLAN

                                   ARTICLE I
                                    PURPOSE

     Section 1.1 - Purpose. This Amended and Restated 2000 Non-Employee Directors Stock Plan (the "Plan") of PacifiCare Health Systems, Inc., a Delaware corporation (the "Company"), is intended to promote the best interests of the Company and its stockholders by strengthening the Company's ability to attract and retain the services of experienced and knowledgeable non-employee directors. Another purpose of this Plan is to provide incentives on an ongoing basis that align the interests of the directors and stockholders. This Plan supercedes and replaces in its entirety the 2000 Non-Employee Directors Stock Option Plan.

                                   ARTICLE II
                           AMOUNT AND SOURCE OF STOCK

     Section 2.1 - Stock Available. The shares of stock available under this Plan shall be shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock").

     Section 2.2 - Amount of Stock Available. The total number of shares of Common Stock that may be issued pursuant to this Plan shall not exceed 400,000, subject to adjustment as provided in Section 6.1 of this Plan. In the event that any option granted hereunder expires or is terminated or canceled prior to its exercise in full for any reason, the shares subject to such option shall be added to the shares of Common Stock otherwise available for issuance pursuant to the exercise of options under this Plan.

                                  ARTICLE III
                           ADMINISTRATION OF THE PLAN

     Section 3.1 - Duties and Powers of the Committee. This Plan shall be administered by a committee of the Board of Directors of the Company (the "Board") comprised of two or more members of the Board, selected by the Board (the "Committee"). Such members of the Committee shall be Non-Employee Directors as defined in Rule 16b-3(b)(3) (or any successor provision) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). It shall be the duty of the Committee to conduct the general administration of this Plan in accordance with its provisions. The Committee shall have the power to interpret this Plan and the respective agreements and to adopt such rules for the administration, interpretation and application of this Plan as are consistent therewith and to interpret, amend or revoke any such rules.

     Section 3.2 - Majority Rule. The Committee shall act by a majority of its members in office. The Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Committee.

     Section 3.3 - Compensation; Professional Assistance; Good Faith
Actions. Other than fees paid to members of committees of the Company's Board, members of the Committee will not receive compensation for their services in administering this Plan. All expenses and liabilities that members incur in connection with the administration of this Plan, however, shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all optionees, the

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

Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation.

                                   ARTICLE IV
                              STOCK OPTION GRANTS

     Section 4.1 - Eligibility. All non-employee directors of the Company shall be eligible to receive options hereunder (the "Eligible Directors").

     Section 4.2 - Stock Option Grants.

          a. The Committee shall, subject to the applicable limits of this Plan, automatically grant each Eligible Director, upon being elected or appointed to the Board, options to purchase 25,000 shares of Common Stock.

          b. The Committee shall, subject to the applicable limits of this Plan, automatically grant each Eligible Director annually options to purchase 5,000 shares of Common Stock on the 30th day of June in each calendar year, except the Chairman of the Board will receive options to purchase 10,000 shares of Common Stock on the 30th day of June in each calendar year, commencing June 30, 2000. If additional Eligible Directors are hereafter appointed to the Board, the Committee shall, subject to the applicable limits of this Plan, automatically grant annually each such person options to purchase 5,000 shares of Common Stock on the 30th day of June in each calendar year commencing with the first June 30th following the date on which such director was appointed; so long as the director is then eligible for the granting of options pursuant to this Plan and has not been eligible to receive options under the 1996 Stock Option Plan for Officers and Key Employees, as amended (the "1996 Plan"), for all of the preceding 12-month period, and, such director shall have served on the Board the entire preceding 12-month period. If the number of shares of Common Stock which may be the subject of options under this Plan is not sufficient to make all automatic grants required to be made pursuant to this Plan on the applicable date, the number of shares of Common Stock subject to the options granted to each director shall be reduced on a pro rata basis.

          c. Subject to the applicable limits of this Plan, the Committee shall have the authority, from time to time, to (x) grant, in its absolute discretion, such additional options under the Plan (a "Discretionary Option Grant") to any Eligible Director and (y) determine the number of shares of Common Stock to be granted under such Discretionary Option Grant to an Eligible Director. All other terms and conditions of a Discretionary Option Grant shall be consistent with terms of this Plan.

          d. The Committee may, subject to the applicable limits of this Plan, grant options to purchase shares of Common Stock under this Plan to replace all or any portion of the annual retainer paid to non-employee Directors. The number of shares underlying such grant shall be determined at the discretion of the Committee in such manner as it deems equitable. All other terms and conditions of these options shall be consistent with the terms of this Plan.

          e. Options granted under this Plan are not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     Section 4.3 - Option Price. The exercise price for the shares of Common Stock purchasable under any option granted hereunder shall be an amount equal to 100 percent of the Fair Market Value of the Common Stock on the date of grant. For purposes of this Plan, the "Fair Market Value" of the Common Stock on a given date shall be based upon: (i) the closing price per share of the Common Stock on the principal exchange on which the Common Stock is then trading, if any, on such date, or, if the Common Stock was not traded on such date, then on the next preceding trading day during which a sale occurred; or (ii) if the Common Stock was not traded on an exchange but is quoted on the National Association of

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Securities Dealers Automatic Quotation System or a successor quotation system,
(1) the last sales price (if the Common Stock is then listed as a National Market Issue under the Nasdaq National Market System), or (2) the mean between the closing representative bid and asked prices (in all other cases) for the Common Stock on such date as reported by Nasdaq or such successor quotation system; or (iii) if the Common Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the mean between the closing bid and asked prices for the Common Stock on such date as determined in good faith by the Committee; or (iv) if the Common Stock is not publicly traded, the fair market value established by the Committee acting in good faith.

     Section 4.4 - Terms and Conditions of Options; Vesting.

          a. Commencement of Exercisability. Subject to Sections 4.4(b), 4.6 and 6.6, each option granted under this Plan shall be fully vested and exercisable on the date of grant; provided, however, that the underlying shares of Common Stock may not be sold within the first six months of the date of grant.

          b. Stock Option Agreement. Subject to Section 6.6, the grant of options by the Committee shall be effective as of the date of grant; provided, however, that no option granted hereunder shall be exercisable unless and until the holder shall enter into an individual option agreement with the Company that sets forth the terms and conditions of such option. Each such agreement shall expressly incorporate by reference the provisions of this Plan (a copy of which shall be made available for inspection by the optionee during normal business hours at the principal office of the Company) and shall state that in the event of any inconsistency between the provisions hereof and the provisions of such agreement, the provisions of this Plan shall govern.

     Section 4.5 - Exercise of Options.

          a. Person Eligible to Exercise. During the lifetime of the optionee, only he, his guardian, legal representative or other person approved by the Committee in its sole discretion and described in the terms of the agreement documenting the option may exercise an option granted to him, or any portion thereof. After the death of the optionee, any exercisable portion of an option may, prior to the time when such option becomes unexercisable under Section 4.6, be exercised by his personal representative or by any person empowered to do so under the deceased optionee's will or under the applicable laws of descent and distribution.

          b. Partial Exercise. At any time and from time to time prior to when any vested option or vested portion thereof becomes unexercisable under Section 4.6, such option or portion thereof may be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional shares and the number of shares for which an option may be partially exercised shall be not less than 100 shares.

          c. Manner of Exercise. A vested option, or any vested portion thereof, may be exercised solely by delivery to the Secretary or Chief Financial Officer of the Company or their respective offices of all of the following prior to the time when such option or such portion becomes unexercisable under this Plan:

             (i) Notice in writing signed by the optionee or other person then entitled to exercise such option or portion, stating that such option or portion is exercised, such notice complying with all applicable rules established by the Committee;

             (ii) (1)     Full payment (in cash or by check) for the shares with
        respect to which such option or portion is hereby exercised;

                  (2) With the consent of the Committee, shares of any class of the Company's stock owned by the optionee either duly endorsed for transfer to the Company or duly attested as to ownership with a Fair Market Value (as determinable under Section 4.3) on the date of delivery equal to the aggregate option price of the shares of Common Stock with respect to

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

           which such option or portion is thereby exercised (which shares shall be owned by the optionee for more than six months at the time they are delivered);

                (3) With the consent of the Committee, any other form of cashless exercise permitted under Section 4.5 hereof; or

                (4) Any combination of the consideration provided in the foregoing subsections (1), (2) and (3);

             (iii) Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop transfer orders to transfer agents and registrars; and

             (iv) In the event that the option, or portion thereof, shall be exercised by any person or persons other than the optionee, appropriate proof of the right of such person or persons to exercise the option or portion thereof.

          d. Cashless Exercise. The Company, in its sole discretion, may establish procedures whereby an optionee, to the extent permitted by and subject to the requirements of Rule 16b-3 under the Exchange Act, Regulation T issued by the Board of Governors of the Federal Reserve System pursuant to the Exchange Act, federal income tax laws, and other federal, state and local tax and securities laws, can exercise an option or a portion thereof without making a direct payment of the option price to the Company. If the Company so elects to establish a cashless exercise program, the Company shall determine, in its sole discretion and from time to time, such administrative procedures and policies as it deems appropriate provided such procedures and policies are consistent with those of any cashless exercise program established pursuant to the 1996 Plan. Such procedures and policies shall be binding on any optionee wishing to utilize the cashless exercise program.

     Section 4.6 - Expiration of Options.

     No option may be exercised to any extent by anyone after the first to occur of the following events:

          a.     For options granted prior to April 21, 2001:

             1. The expiration of 10 years from the date the option was granted; or

             2. The expiration of one year from the time the optionee shall voluntarily or involuntarily cease to continue to serve as a director of the Company (a "Termination of Directorship"), including a Termination of Directorship by reason of death or disability.

          b. For options granted after April 21, 2001, the expiration of 10 years from the date the option was granted.

     For purposes of this Plan, "disability" shall mean a medically determinable physical or mental impairment which has lasted or can be expected to last for a continuous period of not less than 12 months and which renders a director substantially unable to function as a director of the Company. Nothing contained herein or in any option agreement shall be construed to confer on any optionee any right to continue as a director of the Company.

     Section 4.7 - Non-Transferability of Options. No option or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law or judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in

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this Section 4.7 shall prevent transfers by will or by the applicable laws of descent and distribution or by other methods to any approved person pursuant to
Section 4.5.

     Section 4.8 - General Restrictions.

          a. Conditions to Issuance of Stock Certificates. The shares of Common Stock issuable and deliverable upon the exercise of any option, or any portion thereof, may be either previously authorized but unissued shares of Common Stock or issued shares of Common Stock which have then been reacquired by the Company. The Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock purchased upon the exercise of any option or portion thereof prior to fulfillment of all of the following conditions:

             1. The admission of such shares of Common Stock to listing on all stock exchanges on which such class of stock is then listed;

             2. The completion of any registration or other qualification of such shares of Common Stock under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable;

             3. The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable;

             4. The payment to the Company of all amounts which it is required to withhold under federal, state or local law in connection with the exercise of the option; and

             5. The lapse of such reasonable period of time following the exercise of the option as the Committee may establish from time to time for reasons of administrative convenience.

                                   ARTICLE V
                          DEFERRAL OF ANNUAL RETAINER
                                INTO STOCK UNITS

     Section 5.1 - Eligibility.

          a. Annual Deferral. All Non-Employee Directors may elect to defer (on a pre-tax basis) a portion of his or her annual retainer by filing an election to defer on a form provided by the Committee and filed with the Committee prior to May 1 of each year. Notwithstanding the foregoing, the Committee may, in its sole and absolute discretion, permit a director to file an application on or after May 1 if, in its judgment, his or her failure to do so prior to said date was due to reasonable cause, but in no event may such application be filed after May 30. Any newly elected Non-Employee Director may defer a portion of his or her annual retainer by filing an election to defer with the Committee prior to June 30 and prior to the performance of any services as a Board member.

          b.     Non-Employee Directors Appointed To Fill Board
     Vacancies. Non-Employee Directors who are appointed to fill a vacancy on the Board may elect to defer (on a pre-tax basis) a portion of his or her pro rata annual retainer by filing an election to defer on a form provided by the Committee and filed with the Committee simultaneously upon being appointed to the Board and prior to the performance of any services as a Board member and prior to receipt of any portion of the pro rata amount of the annual retainer.

          c.     All elections made under this Section 5.1 are irrevocable.

     Section 5.2 - Stock Account.

          a. Any amount of the annual retainer deferred by a Director pursuant to Section 5.1 shall be converted into units representing the right to receive shares of Common Stock ("Stock Units"). The number of shares of Common Stock into which the deferred amount shall be converted shall equal
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

     the amount of annual retainer deferred by the Director divided by the closing price of the Common Stock as quoted on Nasdaq on the date the annual retainer would have been paid but for the deferral. The Stock Units deferred pursuant to this provision shall be credited to a bookkeeping account established for this purpose (the "Stock Unit Account") in the name of each Director who elects to defer.

          b. No fractional shares shall be deferred under this Plan. Accordingly, if the conversion of annual retainer into Stock Units results in fractional shares, such number of Stock Units shall be rounded up to the next highest round number.

     Section 5.3 - Distribution of Deferred Compensation.

          a. Termination. Upon a Termination of Directorship, the aggregate amount credited to the terminating Director's Stock Unit Account (the "Distributable Amount") shall be paid to the terminating Director (and after his or her death to his or her Beneficiary) in a single distribution as soon as administratively possible after the Termination of Directorship.

          b.     Distributions Upon A Change of Control.

             1. If a Change of Control (as defined in Section 6.3) occurs, the Stock Unit Account balance of each Director will be paid to the Participant (or Beneficiary) in a single distribution within 30 days after such Change of Control.

             2. Following a Change in Control, no changes in the Plan, or in any documents evidencing an election to defer compensation, and no adjustments, determinations or other exercises of discretion by the Compensation Committee, the Committee or the Company's board of directors that were made subsequent to the Change in Control and that would have the effect of diminishing a Director's rights or payments under this Plan or this Section 5.3(b), or of causing a Director to recognize income (for federal income tax purposes) with respect to a Director's Stock Unit Account prior to the actual distribution to a Director of such Stock Unit Account, shall be effective.

          c. Accelerated Distributions. The Committee may, pursuant to rules adopted by it and applied in a uniform manner, accelerate the date of distribution of all or any portion of a Director's Stock Unit Account because of a financial hardship or upon the occurrence of extraordinary and unforeseeable circumstances arising out of an event beyond the control of the Director. Distributions made pursuant to this subclause 5.3(c) shall be without penalty.

     Section 5.4 - Form of Distribution. Upon the occurrence of any event giving rise to a distribution, amounts deferred under this Plan shall be distributed in shares of Common Stock equal to the number of Stock Units of Common Stock converted on the date of deferral as determined by Section 5.2. Such shares shall be distributed as provided in Section 5.2.

     Section 5.5 - Unsecured General Creditor. With respect to the compensation deferred as Stock Units, participating Directors, their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Company. The Company's obligation under this Plan with respect to the Stock Units shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future, and the rights of the participating Directors and Beneficiaries shall be no greater than those of unsecured general creditors.

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                                   ARTICLE VI
                                 MISCELLANEOUS

     Section 6.1 - Adjustments Upon Certain Events.

          a. Changes in Company's Shares. In the event that the outstanding shares of Common Stock of the Company are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, stock dividend or combination of shares, or in the event of extraordinary cash or non-cash dividends being declared with respect to the outstanding shares of Common Stock or other similar transactions, proportionate adjustments shall be made by the Committee in the number and kind of shares for the purchase of which options may be granted (including adjustments of the limitation on the maximum number and kind of shares which may be issued on exercise of options), which adjustments shall be consistent with comparable adjustments made pursuant to the corresponding provision in the 1996 Plan. An appropriate and equitable adjustment in the Stock Units shall be made by the Committee if any of the events described in this subclause
     (a) occur.

          b. Adjustments in Outstanding Awards. In the event that the outstanding shares of Common Stock of the Company are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, stock dividend or combination of shares, or in the event of extraordinary cash or non-cash dividends being declared with respect to the outstanding shares of Common Stock or other similar transactions, the Committee shall make proportionate adjustments in the number and kind of shares as to which all outstanding options, or portions thereof then unexercised, shall be exercisable, to the end that after such event the optionee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustments shall be consistent with comparable adjustments made pursuant to the corresponding provision in the 1996 Plan. Such adjustment in an outstanding option shall be made without change in the total price applicable to the option or the unexercised portion of the option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in option price per share. Any such adjustment made by the Committee shall be final and binding upon all optionees, the Company and all other interested persons.

     Section 6.2 - Rights as Stockholders. The holders of options or stock units shall not be, nor shall they have any of the rights or privileges of, stockholders of the Company in respect of any shares of Common Stock receivable upon the exercise of any part of an option or distribution of Stock Unit Account unless and until certificates representing the shares of Common Stock have been issued by the Company to such holders.

     Section 6.3 - Change of Control. As used in this Plan, the term "Change of Control" shall mean the occurrence of any of the following: (i) a business combination effectuated through the merger or consolidation of the Company with or into another entity where the Company is not the Surviving Organization; (ii) any business combination effectuated through the merger or consolidation of the Company with or into another entity where the Company is the Surviving Organization and such business combination occurred with an entity whose market capitalization prior to the transaction was greater than 50 percent of the Company's market capitalization prior to the transaction; (iii) the sale in a transaction or series of transactions of all or substantially all of the Company's assets; (iv) any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Act) other than UniHealth, a California non-profit public benefit corporation ("UniHealth"), acquires beneficial ownership (within the meaning of Rule 13d-3 of the Act), directly or indirectly, of 20 percent or more of the voting common stock of the Company and the beneficial ownership of the voting common stock of the Company owned by UniHealth at that date is less than or equal to the beneficial ownership interest of voting securities attributable to such other person or group; (v) a dissolution or liquidation of the Company; or (vi) the Company ceases to be subject to the reporting requirements of the Act as a result of a "going private transaction" (within

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the meaning of the Act). For purposes hereof, "Surviving Organization" shall mean any entity where the majority of the members of such entity's board of directors are persons who were members of the Company's board of directors prior to the merger, consolidation or other business combination and the senior management of the surviving entity includes all of the individuals who were the Company's executive management (the Company's chief executive officer and those individuals who report directly to the Company's chief executive officer) prior to the merger, consolidation or other business combination and such individuals are in at least comparable positions with such entity.

     Section 6.4 - Withholding Tax Liability.

          a.     Options:

             1. A holder of an option granted hereunder may elect to deliver shares of Common Stock to the Company or have the Company withhold shares otherwise issuable upon the exercise of an option in order to satisfy federal, state and local withholding tax liability (a "share withholding election"), provided: (i) the Board or, if so designated, the Committee, shall not have revoked its advance approval of the holder's share withholding election; and (ii) the share withholding election is made on or prior to the date on which the amount of withholding tax liability is determined (the "Tax Date"). Notwithstanding the foregoing, a holder whose transactions in the Company's equity securities are subject to Section 16(b) of the Exchange Act may make a share withholding election only if the following additional conditions are met: (i) the withholding is made at least six months after the date of the grant of the option; and (ii) either (x) the share withholding election is irrevocably made at least six months in advance of the withholding, or (y) the share withholding election and the share withholding take place during the period beginning on the third business day following the date of release of the Company's quarterly or annual financial results and ending on the twelfth business day following such date.

             2. A share withholding election shall be deemed made when written notice of such election, signed by the holder, has been delivered or transmitted by registered or certified mail to the Secretary or Chief Financial Officer of the Company at its then principal office. Delivery of said notice shall constitute an irrevocable election to have shares withheld.

             3. Upon exercise of an option by a holder, the Company shall transfer the total number of shares of Common Stock subject to the option to the holder on the date of exercise, less any shares of Common Stock the holder elects to withhold.

          b. Stock Units. No amounts with be withheld from any portion of the annual retainer converted into Stock Units. All taxes which are required to be paid will be the responsibility of the participating Director.

     Section 6.5 - Amendment, Suspension or Termination of the Plan. This Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board; provided that the Board may not amend or modify this Plan without the approval of the stockholders of the Company if stockholder approval would be required under Section 422 of the Code or any law or rule of any governmental authority, stock exchange or other self-regulatory organization to which the Company is subject. Neither the amendment, suspension nor termination of this Plan shall, without the consent of the holder of the option or Stock Unit, impair any rights or obligations under any option theretofore granted. The Committee may amend or otherwise modify the terms of an option granted hereunder, from time to time, but no amendment or modification shall, without the consent of the holder of such option impair any rights or obligations of such option. No option may be granted during any period of suspension nor after termination of this Plan, and in no event may any option be granted under this Plan after exhaustion of the shares reserved for shares subject to options granted pursuant to this Plan.

     Section 6.6 - Approval of Plan by Stockholders. This Plan will be submitted for the approval of the Company's stockholders within 12 months after the date of the Board's initial adoption of this Plan and as determined necessary or desirable for actions taken pursuant to Section 12. Options may be granted prior
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to such stockholder approval; provided, however, that such options shall not be exercisable prior to the time when this Plan is approved by the stockholders; provided, further, that if such approval has not been obtained at the end of said 12-month period, all options previously granted under this Plan shall thereupon be canceled and become null and void.

     Section 6.7 - Effective Date of Plan. Subject to Section 6.5, the effective date of this Plan shall be February 5, 2001.

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PROXY

                                   PROXY CARD
                        PACIFICARE HEALTH SYSTEMS, INC.

            THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned holder of common stock acknowledges receipt of a copy of the Annual Report and the proxy statement, dated May 23, 2001, and, revoking any proxy heretofore given, hereby constitutes and appoints Messrs. David A. Reed and Howard G. Phanstiel, and each of them, as proxies, with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, cumulatively or otherwise as designated below, all the shares of PacifiCare common stock held of record by the undersigned on April 27, 2001, at the Annual Meeting of Stockholders to be held on June 21, 2001 or any adjournment thereof.


                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

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                           /\ FOLD AND DETACH HERE /\

                                                                PLEASE MARK
                                                                YOUR VOTE AS [X]
                                                                INDICATED IN
                                                                THIS EXAMPLE

                                                          WITHHOLD AUTHORITY
                                                         (Except as indicated
                                          FOR              to the contrary
                                      the nominees       to vote for nominees
                                      listed below           listed below)

1. ELECTION OF DIRECTORS                  [ ]                     [ ]

   01 Terry O. Hartshorn       02 Sanford M. Litvack

(Instruction: To withhold authority to vote for any nominee, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------
                                                     FOR    AGAINST   ABSTAIN
2. Approval of the Amended and Restated 2000         [ ]      [ ]       [ ]
   Non-Employee Directors Stock Plan.

3. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.

4. If you plan to attend the Annual Meeting, please check here.      [ ]

                                      PLEASE MARK, SIGN, DATE AND RETURN PROXY
                                      CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                   _
                                    |


Signature(s)____________________________________________ DATED: __________, 2001

Please sign exactly as your name appears on the proxy. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

--------------------------------------------------------------------------------
                           /\ FOLD AND DETACH HERE /\

                           VOTE BY TELEPHONE OR MAIL
                         24 HOURS A DAY, 7 DAYS A WEEK

YOUR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME
         MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

           TELEPHONE                                       MAIL
        1-800-840-1208

Use any touch-tone telephone to                       Mark, sign and date
vote your proxy. Have your proxy                        your proxy card
card in hand when you call. You will      OR                  and
be prompted to enter your control                       return it in the
number, located in the box below,                    enclosed postage-paid
and then follow the directions given.                      envelope.

                      IF YOU VOTE YOUR PROXY BY TELEPHONE,
                 YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

PROXY

                         VOTING INSTRUCTIONS TO TRUSTEE
             FOR THE ANNUAL MEETING OF STOCKHOLDERS - JUNE 21, 2001

     THE TRUSTEE SOLICITS THESE VOTING INSTRUCTIONS FROM PARTICIPANTS IN THE PACIFICARE HEALTH SYSTEMS, INC. SAVINGS AND PROFIT-SHARING PLAN WHO HAVE RIGHTS IN THE COMMON STOCK.

The undersigned Participant in the PacifiCare Health Systems, Inc. Savings and Profit-Sharing Plan or 401(k) Plan hereby instructs Wells Fargo Bank, as Trustee, to vote all shares of PacifiCare common stock allocated to the accounts of the undersigned under the 401(k) Plan, and to act in its discretion upon such other business as may properly come before, and to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on June 21, 2001, or any adjournment thereof.

PLEASE CAREFULLY REVIEW THE ENCLOSED NOTICE TO 401(K) PLAN PARTICIPANTS BEFORE COMPLETING AND MAILING THIS CARD.


                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

--------------------------------------------------------------------------------
                           /\ FOLD AND DETACH HERE /\

                                                                PLEASE MARK
                                                                YOUR VOTE AS [X]
                                                                INDICATED IN
                                                                THIS EXAMPLE

                                                          WITHHOLD AUTHORITY
                                                         (Except as indicated
                                          FOR              to the contrary
                                      the nominees       to vote for nominees
                                      listed below           listed below)

1. ELECTION OF DIRECTORS                  [ ]                     [ ]

   01 Terry O. Hartshorn       02 Sanford M. Litvack

(Instruction: To withhold authority to vote for any nominee, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------
                                                     FOR    AGAINST   ABSTAIN
2. Approval of the Amended and Restated 2000         [ ]      [ ]       [ ]
   Non-Employee Directors Stock Plan.

3. The Trustee may vote in its discretion upon such other business as may properly come before the meeting.

4. If you plan to attend the Annual Meeting, please check here.     [ ]

                                      IF THIS CARD IS PROPERLY EXECUTED, THE
                                      TRUSTEE WILL VOTE IN THE MANNER DIRECTED
                                      HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF
                                      NO DIRECTION IS MADE, THE TRUSTEE WILL
                                  _   VOTE FOR PROPOSALS 1 THROUGH 2.
                                   |
                                      PLEASE MARK, SIGN, DATE AND RETURN PROXY
                                      CARD PROMPTLY USING THE ENCLOSED ENVELOPE.



Signature(s)____________________________________________ DATED: __________, 2001

Please sign exactly as your name appears on the proxy. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

--------------------------------------------------------------------------------
                           /\ FOLD AND DETACH HERE /\

                           VOTE BY TELEPHONE OR MAIL
                         24 HOURS A DAY, 7 DAYS A WEEK

YOUR TELEPHONE VOTE AUTHORIZES THE NAMED TRUSTEE TO VOTE YOUR SHARES IN THE SAME
         MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

           TELEPHONE                                       MAIL
        1-800-840-1208

Use any touch-tone telephone to                       Mark, sign and date
vote your proxy. Have your proxy                        your proxy card
card in hand when you call. You will      OR                  and
be prompted to enter your control                       return it in the
number, located in the box below,                    enclosed postage-paid
and then follow the directions given.                      envelope.

                      IF YOU VOTE YOUR PROXY BY TELEPHONE,
                 YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.